As filed with the Securities and Exchange Commission on October 29, 2003 Registration No. 333-109030


                              UNITED  STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            AMENDMENT 1 TO THE
                                FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        TELECOMMUNICATION PRODUCTS, INC.
                 (Name of small business issuer in its charter)


    Colorado                        3661                          84-0916299
(State of other               (Primary Standard                (IRS Employer
 jurisdiction                     Industrial                   Identification
of  incorporation)        Classification Code Number)               Number)




                          9171 Wilshire Blvd., Suite B
                             Beverly Hills, CA 90210
                                 (310) 281-2571
          (Address and telephone number of principal executive offices)

                          9171 Wilshire Blvd., Suite B
                             Beverly Hills, CA 90210
                                 (310) 281-2571
(Address of principal place of business or intended principal place of business)

                     Robert Russell, Chief Executive Officer
                          9171 Wilshire Blvd., Suite B
                             Beverly Hills, CA 90210
                                 (310) 281-2571
            (Name, address and telephone number of agent for service)

                          Copies of communications to:

                                   Amy Trombly
                                 80 Dorcar Road
                                Newton, MA  02459
                                 (617) 243-0850


Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the offering. [ ]

If this Form is post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE



                                          Proposed
Title of each class of . . . . . . . . .  Proposed maximum   maximum               Amount of
securities to be . . . . . . . . . . . .  Amount to be       offering price per    Aggregate        registration fee
 registered. . . . . . . . . . . . . . .  registered(1)      security(2)           offering price
----------------------------------------  -----------------  --------------------  ---------------

Common stock, par value $.0001 per share         24,400,000  $              0.07  $     1,708,000    $       138.18
----------------------------------------  -----------------  --------------------  ---------------  -----------------


(1)  Pursuant  to  Rule 416(a) of the Securities Act of 1933, as amended, this registration statement shall be deemed to  cover  additional securities that may be offered or issued to prevent dilution resulting from stock splits, stock dividends  or  similar  transactions.

(2)  Estimated  solely  for  the purpose of computing the amount of the registration fee pursuant to Rule 457(c). For the  purposes  of  this  table,  we  have  used the average of the  closing bid and ask prices of the common stock as traded  in  the  over  the  counter  market  and reported on the OTC Electronic Bulletin Board on September 18, 2003.




The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state where the offer or sale is not permitted.

PROSPECTUS

                        TELECOMMUNICATION PRODUCTS, INC.

This prospectus relates to the sale of up to 24,400,000 shares of our common stock by current stockholders and by Dutchess Private Equities Fund, L.P., which will become a shareholder pursuant to an Investment Agreement. We are not selling any securities in this offering and therefore will not receive any proceeds from this offering. We will, however, receive proceeds from the sale of securities under the Investment Agreement, also referred to as an Equity Line of Credit, that we have entered into with Dutchess Private Equities Fund, which permits us to "put" up to $5 million in shares of common stock to Dutchess Private Equities Fund. All costs associated with this registration will be borne by us.

The  selling  stockholders  consist  of:

Coast  Communications,  Inc.                     2,000,000
Indigo  Consultants,  Ltd.                       2,400,000
Multimedia  Technologies  Inc.                   4,000,000
Dutchess  Private  Equities  Fund,  L.P.        16,000,000

The shares of common stock are being offered for sale by the selling stockholder at prices established on the Over-the-Counter Bulletin Board or in negotiated transactions during the term of this offering. Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol TCPD.OB. On September 18, 2003, the last reported sale price of our common stock was $0.08 per share.

Dutchess is an "underwriter" within the meaning of the Securities Act of 1933, as amended, in connection with the resale of common stock under the Investment Agreement. Dutchess will pay us 94% of the lowest closing bid price of the common stock during the five consecutive trading day period immediately following the date of our notice to them of our election to put shares pursuant to the Equity Line of Credit. The shares issued to Coast Communications, Inc., Indigo Consultants, Ltd., and Mutimedia Technologies Inc. were issued in a prior private placement.

                              ____________________

      This investment involves a high degree of risk. You should purchase securities only if you can afford a complete loss.

                     SEE "RISK FACTORS" BEGINNING ON PAGE 4.
                              ____________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.



    Subject to Completion, the date of this Prospectus is October 29, 2003

                                TABLE OF CONTENTS


PROSPECTUS  SUMMARY                                                      3
OUR CAPITAL STRUCTURE AND SHARES ELIGIBLE FOR FUTURE SALE                4
RISK  FACTORS                                                            4
USE  OF  PROCEEDS                                                        8
DILUTION                                                                 8
CAPITALIZATION                                                          10
DIVIDEND  POLICY                                                        11
MANAGEMENT'S  DISCUSSION  AND  ANALYSIS  OF  FINANCIAL
    CONDITION  AND  RESULTS  OF  OPERATIONS                             11
DESCRIPTION  OF  BUSINESS                                               13
DESCRIPTION  OF  PROPERTY                                               19
MANAGEMENT                                                              19
LIMITATIONS ON OFFICER AND DIRECTOR LIABILITY                           19
EXECUTIVE  COMPENSATION                                                 21
RELATED  PARTY  TRANSACTIONS                                            21
MARKET  FOR  OUR  COMMON  STOCK                                         22
SECURITY  OWNERSHIP  OF  CERTAIN  BENEFICIAL  OWNERS  AND  MANAGEMENT   22
SELLING  STOCKHOLDERS                                                   23
DESCRIPTION  OF  SECURITIES                                             23
PLAN  OF  DISTRIBUTION                                                  24
LEGAL  PROCEEDINGS                                                      26
LEGAL  MATTERS                                                          26
EXPERTS                                                                 26
FINANCIAL  STATEMENTS                                                   25

                               PROSPECTUS SUMMARY

THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS. BECAUSE IT IS A SUMMARY, IT DOES NOT CONTAIN ALL OF THE INFORMATION YOU SHOULD CONSIDER BEFORE MAKING AN INVESTMENT DECISION.

OUR  COMPANY

We provide in-room, on-demand video entertainment and satellite services to the lodging industry. Our technology delivers DVD-quality images via traditional cable networks and satellite channels. We also provide pay-per-view and free-to-guest television service in small hotels in the U.S. and the Caribbean. On March 31, 2003, we entered into a contact for the acquisition of the assets of Hotel Movie Network, Inc., which consist of contract rights with Pay Per View and Cable/Satellite access for approximately 8,000 installed rooms and associated hardware. The purchase transaction closed on August 1, 2003. We expect to show revenues from Hotel Movie Network in the second quarter of 2003.

HOW  TO  CONTACT  US

Our principal executive offices are located at 9171 Wilshire Blvd., Suite B, Beverly Hills, California. Our phone number is (310) 281-2571.

THE OFFERING

This prospectus relates to the resale of up to 24,400,000 shares of our common stock by four entities: three current stockholder, and Dutchess Private Equities Fund, L.P., which will become a stockholder pursuant to a put right under an Investment Agreement that we have entered into with Dutchess.

The table below sets forth the shares that we are registering pursuant to the Registration Statement to which this prospectus is a part:






Shareholder                                              Number of Shares
---------------------------------------             ----------------------

Dutchess  Private  Equities  Fund,  L.P                   16,000,000(1)
Coast Communications, Inc.                                 2,000,000
Indigo Consultants, Ltd.                                   2,400,000
Multimedia Technologies Inc.                               4,000,000
                                                          -----------

Total  common  stock  being  registered                   24,400,000

(1)  Assumes we put 16,000,000 Shares to Dutchess during the term of the Investment Agreement.




We have entered into an Investment Agreement with Dutchess Private Equities Fund L.P., also referred to as an Equity Line of Credit. This agreement provides that, following notice to Dutchess, we may put to Dutchess up to $5 million in shares of our common stock for a purchase price equal to 94% of the lowest closing bid price on the Over-the-Counter Bulletin Board of our common stock during the five day period following that notice. The number of shares that we will be permitted to put pursuant to the Investment Agreement will be either:
(A) 200% of the average daily volume in the U.S. market of the common stock for the 20 trading days prior to the notice of our put, multiplied by the average of the three daily closing bid prices immediately preceding the date of the put, or
(B) $10,000. No single put can exceed $1,000,000. In turn, Dutchess has indicated that it will resell those shares in the open market, resell our shares to other investors through negotiated transactions or hold our shares in its portfolio. This prospectus covers the resale of our stock by Dutchess either in the open market or to other investors through negotiated transactions.

We are also registering for resale 8,400,000 shares of outstanding common stock which were issued in a private placement to Coast Communications, Inc., Indigo Consultants, Ltd., and Multimedia Technologies, Inc. prior to the filing of the registration statement of which this prospectus is a part.


OUR CAPITAL STRUCTURE AND SHARES ELIGIBLE FOR FUTURE SALE

The  following  table  outlines  our  capital  stock  as  of September 10, 2003:


Common Stock outstanding
Before the offering                      43,913,805  shares
After the offering                       62,513,805  shares(1)

(1) Assumes we put 16,000,000 shares to Dutchess during the term of the Investment Agreement.

SUMMARY FINANCIAL INFORMATION

     The following summary financial information has been derived from our financial statements and should be read in conjunction with the financial statements and the related notes thereto appearing elsewhere in this prospectus.

                                  3/31/03                        6/30/03
                                 ---------                     ----------
Balance  Sheet  Data:
Total  Assets                   $  119,106                      $  192,375
Total  Liabilities              $  424,637                      $  476,979
Total  Stockholders'  Equity    $ (305,531)                     $ (284,604)

Statement  of  Operations:
Revenues                        $        0                      $        0

Expenses                        $(812,410)                      $  323,573
Other  income                   $ 385,935
Net  Income  (Loss)             $(416,475)                      $ (323,573)
Income  (Loss)  Per  Share      $   (0.02)                      $    (0.01)

Shares  Used  In  Computing
Net  Income (Loss) Per Share   27,062,000                       33,273,000

                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following risk factors, other information included in this prospectus and information in our periodic reports filed with the SEC. If any of the following risks actually occur, our business, financial condition or results of operations could be materially and adversely affected and you may lose some or all of your investment.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. We generally use words such as "believe," "may," "could,"
"will," "intend," "expect," "anticipate," "plan," and similar expressions to identify forward-looking statements. You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the risks described below and elsewhere in this report. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made, and our future results, levels of activity, performance or achievements may not meet these expectations. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

                          RISKS RELATED TO OUR BUSINESS

WE HAVE A HISTORY OF LOSSES AND AN ACCUMULATED DEFICIT WHICH MAY CONTINUE IN THE FUTURE AND WHICH MAY PREVENT US FROM OPERATING AND EXPANDING OUR BUSINESS.

We have incurred significant net operating losses in each of the years ended March 31, 2002 and 2003. We realized a net loss of $416,475 for the twelve months ended March 31, 2003, as compared to incurring a net loss of $1,032,582 for the twelve months ended March 31, 2002. Our accumulated deficit through March 2003 was $2,812,775. We may continue to incur losses and may never achieve or sustain profitability. An extended period of losses and negative cash flow may prevent us from operating and expanding our business, especially our Internet-based business.

OUR INDEPENDENT AUDITORS HAVE ISSUED A GOING CONCERN OPINION DUE TO OUR RECURRING LOSSES AND WORKING CAPITAL SHORTAGES, WHICH MEANS WE MAY NOT BE ABLE TO CONTINUE OPERATIONS UNLESS WE OBTAIN ADDITIONAL FUNDING.

Our audited financial statements for the fiscal year ended March 31, 2003, reflect a net loss of $416,475. These conditions raised substantial doubt about our ability to continue as a going concern if we do not acquire sufficient additional funding or alternative sources of capital to meet our working capital needs. If we do not obtain additional funding, we may not be able to continue operations.


WE NEED AND MAY BE UNABLE TO OBTAIN ADDITIONAL FUNDING ON SATISFACTORY TERMS, WHICH COULD DILUTE OUR STOCKHOLDERS' INTERESTS OR IMPOSE BURDENSOME FINANCIAL RESTRICTIONS ON OUR BUSINESS.

Historically, we have relied upon cash from financing activities to fund all of the cash requirements of our activities. We have not been able to generate any cash from our operating activities in the past and we may not be able to generate any significant cash in the future. Although we believe our Investment Agreement with Dutchess will provide sufficient funding for at least the next twelve months, we may require new financing commitments. Deteriorating global economic conditions and the effects of ongoing military actions against terrorists may cause prolonged declines in investor confidence in and accessibility to capital markets. Future financing may not be
available   on   a   timely   basis,   in  sufficient  amounts  or   on   terms
acceptable to us. Any future equity financing may also dilute existing stockholders' equity. Any debt financing or other financing of securities senior to common stock will likely include financial and other covenants that will restrict our flexibility. At a minimum, we expect these covenants to include restrictions on our ability to pay dividends on our common stock. If we find additional financing with satisfactory terms, your interests may be diluted an we may have to accept restrictions on our business.


WE ONLY RECENTLY ACQUIRED HOTEL MOVIE NETWORK AND IF WE CAN NOT IMPLEMENT OUR PLANS, WE MAY NEVER BECOME PROFITABLE.

Our business model includes leveraging the assets we acquired from Hotel Movie Network, Inc. We have just begun to incorporate these assets into our company. Accordingly, we are unable to predict the demand for our services and are therefore unable to predict whether our business model may be sustained. If we are unable to generate significant revenues under our current business model, we may never become profitable and, if we become profitable, we may not be able to sustain it.

OUR REVENUES, IF ANY, MAY BE AFFECTED BY THE SEASONAL OCCUPANCY RATES OF HOTELS WE DO BUSINESS WITH.

Our revenue, if any, will partly depend on the occupancy rate of the hotel properties we serve. Occupancy rates can vary season to season based on the property's location and attractions nearby. Generally, occupancy rates are higher during the summer and lower during the winter. Occupancy rates affect our potential number of customers, which affects our revenue. Because we do not control occupancy rates, we may not be able to significantly influence negative trends or seasonality in our revenues, if any.

OUR  REVENUES,  IF  ANY,  WILL BE  AFFECTED  BY  FACTORS  OUT  OF  OUR  CONTROL.

In addition to occupancy rates, our revenues will be affected by many factors our of our control including:

- the  rate  at  which  hotel  guests  buy  our  services;
- the  popularity  of  movies  we  license;
- the  amount  of  marketing  studios  use  to  promote  their  movies;  and
- other  entertainment  options  at  the  hotel  property.

While we may decide which hotels we enter into contracts with, many factors out of our control will ultimately affect the rate at which guests buy our services. We do not control all of the factors that could influence guests to make a decision to buy our services and therefore we can not control the amount of revenues we generate.


WE DEPEND ON THIRD PARTIES FOR OUR PROGRAMMING CONTENT AND IF THEY INCREASE THEIR FEES, OUR PROFITABILITY COULD BE AFFECTED.

Our programming content is provided by third parties. We currently pay a fee for the right to broadcast their programming. If these third parties increase their fees, we will have to either pass the increased costs on to our customers which could adversely affect our revenues or our profitability may decrease.

IF WE DO NOT MANAGE OUR GROWTH EFFECTIVELY, WE MAY NOT BE ABLE TO IMPLEMENT OUR BUSINESS PLAN AND BECOME PROFITABLE

Our business strategy envisions a period of rapid growth that may strain our administrative and operational resources. Our ability to effectively manage growth will require us to continue to expand the capabilities of our operational and management systems and to attract, train, manage and retain qualified engineers, technicians, salespersons and other personnel. We may not be able to manage our growth, particularly if our losses continue or if we are unable to obtain sufficient financing. If we are unable to successfully manage our growth, we may not be able to implement our business plan and become profitable.

IF WE CAN NOT PROTECT OUR PROPRIETARY RIGHTS AND INTELLECTUAL PROPERTY, WE MAY NOT BE ABLE TO COMPETE EFFECTIVELY IN THE MARKETPLACE.

We will rely on a combination of trade secrets and contractual provisions to protect our proprietary rights and products. These protections may not be adequate and competitors may independently develop technologies that are similar or identical to our products. We may experience delays in the introduction and market acceptance of new products due to various factors. If we can not protect our proprietary rights and intellectual property, we may not be able to compete effectively in the marketplace.

IF COMMUNICATIONS TO OUR PRIMARY SERVERS ARE INTERRUPTED, OUR OPERATIONS MAY NOT GENERATE REVENUE.

Although  our servers are maintained by our host, all of our primary servers are
vulnerable  to   interruption  by   damage   from  fire,  flood,   power  loss,
telecommunications failure, break-ins, terrorist attacks and other events beyond our control. We do not maintain business interruption insurance. A significant system disruption would adversely affect our business, because we would be unable to deliver our services during the disruption and may therefore lose existing and potential customers.

WE OPERATE WITHIN A HIGHLY COMPETITIVE MARKET AND IF WE DO NOT SUCCEED IN ATTRACTING CUSTOMERS, WE WILL NOT BE ABLE TO IMPLEMENT OUR BUSINESS PLAN.

The market for on-demand video entertainment and satellite services is extremely competitive and can be significantly affected by many factors, including changes in local, regional or national economic conditions, changes in consumer preferences, brand name recognition and marketing and the development of new and competing technologies. We expect that existing businesses that compete with us have greater financial resources than we do and will be able to
undertake  more  extensive  marketing  campaigns  and  adopt  more   aggressive
advertising sales policies than we can. If we can not compete successfully, we may not be able to implement our business plan.

                RISKS RELATING TO OUR CURRENT FINANCING AGREEMENT

EXISTING SHAREHOLDERS WILL EXPERIENCE SIGNIFICANT DILUTION FROM OUR SALE OF SHARES UNDER THIS OFFERING.

The sale of shares pursuant to our Investment Agreement with Dutchess may have a dilutive impact on our shareholders. As a result, our net income per share could decrease in future periods, and the market price of our common stock could decline. In addition, the lower our stock price at the time we exercise our put option, the more shares we will have to issue to Dutchess to draw down on the full equity line with Dutchess. If our stock price decreases, then our existing stockholders would experience greater dilution.

DUTCHESS WILL PAY LESS THAN THE THEN-PREVAILING MARKET PRICE OF OUR COMMON STOCK WHICH MAY CAUSE OUR STOCK PRICE TO DECREASE.

Pursuant to our Investment Agreement, we will issue our common stock at a 6% discount to the lowest closing bid price of our common stock during the five day period following our notice to Dutchess of our election to exercise our put right. These discounted sales could cause the price of our common stock to decline.

                       RISKS RELATING TO OUR COMMON STOCK

OUR STOCK PRICE HAS BEEN AND MAY CONTINUE TO BE VOLATILE AND YOU MAY FIND IT DIFFICULT TO SELL YOUR SHARES FOR A PROFIT.

The trading price of our common stock has been and is likely to continue to be highly volatile. For example, during the 52-week period ended September 18, 2002, the price of our common stock ranged from $2.00 to $.01 per share. Our stock price could be subject to wide fluctuations in response to factors such as:

-  actual  or  anticipated  variations  in  quarterly  operating  results;
- announcements of technological innovations, new products or services by us or our competitors;
- changes in our financial estimates or recommendations by securities analysts regarding us or our competitors;
- the addition or loss of strategic relationships or relationships with our key customers;
- announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;
-  legal,  regulatory  or  political  developments;
-  additions  or  departures  of  key  personnel;
-  sales  of  our  common  stock  by  insiders  or  stockholders;  and
-  general  market  conditions.

In addition, the stock market in general, and the Over-The-Counter Bulletin Board and the market for on demand video entertainment and satellite services companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. These broad market and industry factors may reduce our stock price, regardless of our operating performance.

OUR COMMON STOCK IS A "PENNY STOCK," AND COMPLIANCE WITH REQUIREMENTS FOR DEALING IN PENNY STOCKS MAY MAKE IT DIFFICULT FOR HOLDERS OF OUR COMMON STOCK TO RESELL THEIR SHARES.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on NASDAQ, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. Prior to a transaction in a penny stock, a broker-dealer is required to:

-  Deliver  a  standardized  risk  disclosure  document  prepared  by  the  SEC;

- Provides the customer with current bid and offers quotations for the penny stock;

- Explain the compensation of the broker-dealer and its salesperson in the transaction;

- Provide monthly account statements showing the market value of each penny stock held in the customer's account;

- Make a special written determination that the penny stock is a suitable investment for the purchaser and receives the purchaser's; and

-  Provide  a  written  agreement  to  the  transaction.

These requirements may have the effect of reducing the level of trading activity in the secondary market for our stock. Because our shares are subject to the penny stock rules, you may find it more difficult to sell your shares.

OUR COMMON STOCK HAS BEEN RELATIVELY THINLY TRADED AND WE CANNOT PREDICT THE EXTENT TO WHICH A TRADING MARKET WILL DEVELOP.

Our common stock trades on the OTC Bulletin Board. Our common stock is thinly traded compared to larger, more widely known companies in our industry. Thinly traded common stock can be more volatile than common stock trading in an active public market. We cannot predict the extent to which an active public market for the common stock will develop or be sustained after this offering.



                                 USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive proceeds from the sale of shares of common stock in this offering. However, we will receive the proceeds from the sale of shares of common stock to Dutchess under the Investment Agreement. The purchase price of the shares purchased under the Investment Agreement will be equal to 94% of the lowest closing bid price of our common stock on the Over-the-Counter Bulletin Board for the five days immediately following the date of our notice of election to exercise our put.

For illustrative purposes, we have set forth below our intended use of proceeds for the range of net proceeds indicated below to be received under the Investment Agreement. The table assumes estimated offering expenses of $25,000.






                                                         Proceeds           Proceeds
                                                         If 100% Sold      If 50% Sold
                                                         -------------     ------------
Gross Proceeds                                           $5,000,000         $2,500,000
Estimated remaining accounting, legal and
 associated expenses of Offering                         $   25,000         $   25,000
                                                         ----------         ----------
Net Proceeds                                             $4,975,000         $2,475,000
                                                         ===========        ==========
                                                         Priority Proceeds   Proceeds
                                                         -----------------  ----------
Deployment of existing technology                        $3,504,521         $1,029,521
Short term debt and Interest                        1st  $  476,979         $  476,979
Working capital and general corporate expenses      2nd  $  218,500         $  218,500
New product development and testing                 3rd  $  500,000         $  500,000
Expansion of internal operations                    4th  $  150,000         $  150,000
Hotel Movie Network                                 5th  $   75,000         $   75,000
Facilities and capital expenditures                 6th  $   50,000         $   25,000
                                                         ----------          ----------
                                                         $4,975,000         $2,475,000
                                                         ==========         ==========






Proceeds of the offering which are not immediately required for the purposes described above will be invested in United States government securities, short-term certificates of deposit, money market funds and other high-grade, short-term interest-bearing investments.


DETERMINATION OF OFFERING PRICE

The shares of common stock are being offered for sale by the selling stockholders at prices established on the Over-the-Counter Bulletin Board or in negotiated transactions during the term of this offering. These prices will fluctuate based on the demand for the shares.




DILUTION


Our net tangible book value as of June 30, 2003 was $815,396 or $0.018 per share of common stock. Net tangible book value is determined by dividing our tangible book value (total tangible assets less total liabilities and preferred stock) by the number of outstanding shares of our common stock.

Since this offering is being made solely by the selling stockholders and none of the proceeds will be paid to us, our net tangible book value will be unaffected by this offering. Our net tangible book value, however, will be impacted by the common stock to be issued under our Investment Agreement with Dutchess. The amount of dilution will depend on the offering price and number of shares to be issued under the Investment Agreement. Higher offering prices result in increased dilution to new investors.

For example, if we were to issue 16,000,000 shares of common stock under The Investment Agreement at an assumed offering price of 94% of $0.33 per share, less offering expenses of $25,000, our net tangible book value as of June 30, 2003 would have been $5,790,3960 or $0.05 per share. This represents an immediate increase in net tangible book value to existing shareholders of $0.03 per share and an immediate dilution to new shareholders of $0.25 per share, or 80%.

The  following  table  illustrates the per share dilution based on this example:



Assumed  Public  Offering  Price  Per  Share                    $  0.330
Net  Tangible  Book  Value  Per  Share  Before  This  Offering  $  0.018
Increase  Attributable  To  New  Investors                      $  0.079
                                                                  ------
Net  Tangible  Book  Value  Per  Share  After  This  Offering   $  0.097
                                                                  ------
Dilution  Per  Share  To  New  Shareholders                     $  0.233
                                                                  ======



     The offering price of our common stock is based on the then-existing market price. In order to give prospective investors an idea of the dilution per share they may experience, we have prepared the following table showing the dilution per share at various assumed trading prices (i.e., lowest closing prices during the applicable five day pricing period):


ASSUMED  PER  SHARE        NUMBER  OF            DILUTION PER SHARE
OFFERING  PRICE      SHARES  TO  BE  ISSUED(1)   TO NEW INVESTORS
-  --------------    ------------------------   -------------------

0.05                 105,263,158                 $    0.039
0.10                  52,631,579                 $    0.060
0.15                  35,087,719                 $    0.073
0.20                  26,315,790                 $    0.082
0.25                  21,052,632                 $    0.089
0.30                  17,543,860                 $    0.094
0.35                  15,037,594                 $    0.098
0.40                  13,157,895                 $    0.101
0.45                  11,695,906                 $    0.104
0.50                  10,526,316                 $    0.106


(1) We currently have no intent to exercise the put right in a manner that would result in our issuance of more than 16,000,000 shares, but if we were to exercise the put right in such a way that we were to exceed 16,000,000 shares, we would be required to file another registration statement with the SEC to register additional shares.


------

                                 CAPITALIZATION

     The following table sets forth our capitalization as of June 30, 2003. The pro forma information includes and accounts for the effects of the anticipated results of the completion of the sale of 8,000,000 shares of our common stock if 50% are put to Dutchess under our Investment Agreement or 16,000,000 shares of our common stock if 100% are put to Dutchess under our Investment Agreement at an assumed offering price of $.004 per share (after deduction of the estimated expenses of the offering)

     This table should be read in conjunction with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements in the accompanying notes and other financial information in this prospectus.




                                                                    50% or      100% or
                                                                  8,000,000    16,000,000
                                                                   shares        shares
                                                            ---------------   ------------
                                                             June 30, 2003    June 30, 2003
                                                            ---------------   ------------
Cash. . . . . . . . . . . . . . . . . . . . . . . . . . . .          32,000        64,000
                                                             ---------------  ------------
Liabilities:
 Current liabilities. . . . . . . . . . . . . . . . . . . .         476,979       476,979
   Total liabilities. . . . . . . . . . . . . . . . . . . .         476,979       476,979
                                                             ---------------  ------------
Shareholders' Equity:
 Common stock, 100,000,000 shares authorized:  51,913,805
      and 59,913,805, respectively, issued. . . . . . . . .       2,083,744     2,915,744
Common stock, 50,000,000 shares authorized:  800,000 issued         800,000       800,000
Accumulated deficit . . . . . . . . . . . . . . . . . . . .      (3,136,348)   (3,136,348)
                                                             ---------------  ------------
   Total shareholders' equity . . . . . . . . . . . . . . .         (52,604)      579,396
                                                             ---------------  ------------
   Total capitalization . . . . . . . . . . . . . . . . . .  $      424,374   $  (102,917)
                                                             ===============  ============






                                 DIVIDEND POLICY

We do not pay dividends on our common stock and we do not anticipate paying dividends on our common stock in the foreseeable future. We intend to retain our future earnings, if any, to finance the growth of our business.


                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

INTRODUCTION

The following discussion is intended to provide an analysis of our financial condition and should be read in conjunction with our financial statements and the accompanying notes.
                                 STRATEGIC PLAN
OVERALL

Our primary aim for the next twelve months is to leverage our existing assets and expertise within our newly acquired subsidiary, Hotel Movie Network. Hotel Movie Network already has 8,000 rooms deployed. We acquired from Satellite Systems sufficient equipment to deploy approximately 110,000 operating cable/satellite units. We believe our industry expertise will permit us to continue to enter into contracts to further leverage our assets.

In  this  regard,  we  have  entered  into  a  Letter  of  Intent  with  Coast
Communications, Inc., Hotel Movie Network, Inc. and the "Palmas del Mar" developers in Puerto Rico to construct and maintain a satellite cable system, a high-speed wireless Internet system, and a telephone and security system. We expect the contract will have a thirty year duration with additional long-term extension options.

SALES  AND  MARKETING

Our  Sales  and  Marketing  strategy  is  divided into the following categories:

- SYSTEM SALES: With a large inventory at our disposal, we can offer hotels and multi-dwelling units the opportunity to purchase our systems outright through a lease-purchase program. The up-front cost to the customer is minimal but they then have the advantage of being able to scale the end-user subscription/viewing charges to best exploit the additional line of revenue that a Satellite/Cable system offers them while paying a fixed service cost to us.

- VIDEO-ON-DEMAND: This is the existing line of business we acquired as part of Hotel Movie Network. Our current client base includes 8,000 units. Our goal to deploy another 10,000 units in the next twelve months.

- PAY-PER-STAY: We intend to market our services towards longer stay properties and the increased number of private multi-dwelling communities such as retirement and vacation resorts. The guest demands in longer stay properties are for a wider range of entertainment content for a specific monthly cost. These installations often encompass single billing whereby a property management company collects fees directly from the guest via their hotel invoice or association dues. We believe this pay-per-stay model is attractive because there is (i) elimination of charge-offs inherent in video on demand operation;
(ii) an increased and consistent revenue base per unit; and (iii) reduced costs due to centralized bill collection.

STRATEGIC ALLIANCE: We will continue the strategy of affiliation with players in the property management and hospitality industry while developing new relationships directly with construction and development corporations.

FINANCING

We recently entered into an Equity Line with Dutchess Private Equities Fund whereby we can put to them up to $5 million in our common stock for up to 36 months. We believe this financing will be sufficient for the next twelve months.


RESULTS OF OPERATIONS FOR THE QUARTER ENDED JUNE 30, 2003 COMPARED TO THE QUARTER ENDED JUNE 30, 2002

We had no revenues during the quarter ended June 30, 2003 and no revenues during the quarter ended June 30, 2002.

We incurred general and administrative expenses of $312,473 for the quarter ended June 30, 2003 compared to $40,731 for the quarter ended June 30, 2002. The large increase in general and administrative expenses was due to the increase in consulting fees and an increase of operations expenses as we continue to develop a plan of operations. We incurred $11,000 in interest expense in the quarter in 2003 compared to none in 2002.

We incurred an operating loss of ($323,573), for the quarter ended June 30, 2003 as compared to an operating loss of ($65,231) for the quarter ended June 30, 2002. During 2002, liabilities of a previous business venture which totaled $385,935 were written off and recorded as other income. Operating loss per share totaled ($0.01) per share for the quarter ended June 30, 2003 as opposed to a net operating loss per share of less than ($.01) for the quarter ended June 30, 2002. The increase in loss per share for the quarter ended June 30, 2003 was primarily due to increase in general and administrative expenses due to the increase in consulting fees and an increase of operations expenses as the company continue to develop on its plan of operations.

We recorded non-recurring other income from written off liabilities in the first quarter in 2002 of $385,935.

We expect the trend of losses to continue although we expect to show revenues in the second quarter as a result of our acquisition of Hotel Movie Network. Even with the expected revenues, we may not be able to operate the business at a break-even rate.

RESULTS OF OPERATIONS FOR THE FISCAL YEAR ENDED MARCH 31, 2003 COMPARED TO THE FISCAL YEAR ENDED MARCH 31, 2002

General and administrative expenses totaled $787,910 for the fiscal year ended March 31, 2003 compared to $505,818 in the previous fiscal year. The $282,092 increase in general and administrative expenses was due to the increase in consulting and an increase of operations expenses as we continue to develop our plan of operations.

We  incurred  a  loss of ($426,475), for the fiscal year ended March 31, 2003 as compared to a loss of ($1,032,582) for the fiscal year ended March 31, 2002. During 2003, liabilities of a previous business venture totaling $385,935 were written off to other income. Basic losses per share totaled $0.015 per share for the fiscal year ended March 31, 2003 as opposed to $0.043 net loss per share for the fiscal year ended March 31, 2002. The increase in loss per share for the fiscal year ended March 31, 2002 was primarily due to additional acquisition and research costs related to our business plan.

LIQUIDITY  AND  CAPITAL  RESOURCES

For the quarter ended June 30, 2003, our cash flow came from the issuance of short term debt instruments, some of which were backed by security instruments issued by us. Additionally, we issued 500,000 shares of common stock for $98,500.

We currently estimate that we will need approximately $1,000,000 to continue operations through the end of the fiscal year 2004. These operating costs include general and administrative expenses and the deployment of inventory.

We believe our Investment Agreement with Dutchess will be sufficient to fund operations and capital requirements as presently planned over the next twelve months. We are also pursuing additional funds through either debt or equity instruments. We may also pursue a working capital line of credit to be secured by assets. However, such funds may not be available on favorable terms or at all.


RECENT  ACCOUNTING  PRONOUNCEMENTS

The FASB issued the following pronouncements, none of which are expected to have a significant affect on the financial statements: In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." Under SFAS No. 4, all gains and losses from extinguishment of debt were required to be aggregated and, if material, classified as an extraordinary item, net of related income tax effect. This Statement eliminates SFAS No. 4 and, thus, the exception to applying APB No. 30 to all gains and losses related to extinguishments of debt. As a result, gains and losses from extinguishment of debt should be classified as extraordinary items only if they meet the criteria in APB No. 30. Applying the provisions of APB No. 30 will distinguish transactions that are part of an entity's recurring operations from those that are unusual or infrequent or that meet the criteria for classification as an extraordinary item. Under SFAS No. 13, the required accounting treatment of certain lease modifications that have economic effects similar to sale-leaseback transactions was inconsistent with the required accounting treatment for sale-leaseback transactions. This Statement amends SFAS No. 13 to require that those lease modifications be accounted for in the same manner as sale-leaseback transactions. This statement also makes technical corrections to existing pronouncements. While those corrections are not substantive in nature, in some instances, they may change accounting practice.

In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities". SFAS No. 146 requires companies to record liabilities for costs associated with exit or disposal activities to be recognized only when the liability is incurred instead of at the date of commitment to an exit or disposal activity. Adoption of this standard is effective for exit or disposal activities that are initiated after December 31, 2002. The adoption of this standard will not have a material impact on our financial statements.

In October 2002, the FASB issued SFAS No. 147 - "Acquisitions of Certain Financial Institutions, an amendment of FASB Statements No. 72 and 144 and FASB Interpretation No. 9," which applies to the acquisition of all or part of a financial institution, except for a transaction between two or more mutual enterprises. SFAS No. 147 removes the requirement in SFAS No. 72 and Interpretation 9 thereto, to recognize and amortize any excess of the fair value of liabilities assumed over the fair value of tangible and identifiable intangible assets acquired as an unidentifiable intangible asset. This statement requires that those transactions be accounted for in accordance with SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." In addition, this statement amends SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," to include certain financial institution-related intangible assets. This statement is effective for acquisitions for which the date of acquisition is on or after October 1, 2002, and is not applicable to us.

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure, amending FASB No. 123, and "Accounting for Stock-Based Compensation". This statement amends Statement No. 123 to provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation. SFAS No. 148 amends APB Opinion No. 28 "Interim Financial
Reporting"  to require  disclosure  about  those  effects  in interim  financial information. We will adopt the disclosure provisions and the amendment to APB No. 28 are effective for interim periods beginning after December 15, 2002.

In November 2002, the FASB issued Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others". FIN45 clarifies and expands on existing disclosure requirements for guarantees, including loan guarantees. It also would require that, at the inception of a guarantee, the Company must recognize a liability for the fair value of its obligation under that guarantee. The initial fair value recognition and measurement provisions will be applied on a prospective basis to certain guarantees issued or modified after December 31, 2002. The adoption of FIN45 will not have a material impact on our financial position, results of operations or cash flows.

In November 2002, the Emerging Issues Task Force, EITF reached a consensus on Issue No. 00-21 "Revenue Arrangements with Multiple Deliverables." EITF No. 00-21 provides guidance on how to account for arrangements that involve the delivery or performance of multiple products, services and rights to use assets. The provisions of EITF No. 00-21 will apply to revenue arrangements entered into in the fiscal periods beginning after June 1 5, 2003. We are currently evaluating the impact EITF No. 00-21 will have on its financial position and results of operations.

In January 2003, the FASB issued FASB Interpretation No. 46, "Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51." FIN46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN46 is effective for all new interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN46 must be applied for the first interim or annual period beginning after June 15, 2003. Management is currently evaluating the effect that the adoption of FIN46 will have on its results of operations and financial condition. Adequate disclosure has been made for all off balance sheet arrangements that it is reasonably possible to consolidate under FIN46.

The American Institute of Certified Public Accountants has issued an exposure draft SOP "Accounting for Certain Costs and Activities Related to Property, Plant and Equipment, or PP&E. This proposed SOP applies to all non-government entities that acquire, construct or replace tangible property, plant and equipment including lessors and lessees. A significant element of the SOP requires that entities use component accounting retroactively for all PP&E assets to the extent future component replacement will be capitalized. At adoption, entities would have to option to apply component accounting retroactively for all PP&E assets, to the extent applicable, or to apply component accounting as an entity incurs capitalizable costs that replace all or a portion of PP&E. We cannot evaluate the ultimate impact of this exposure draft until it becomes final.


                             DESCRIPTION OF BUSINESS

OVERVIEW

We provide in-room, on-demand video entertainment and satellite services to the lodging industry. Our technology delivers DVD-quality images via traditional
cable  networks   and  satellite  channels. We  also  provide  pay-per-view and free-to-guest television service in small hotels in the U.S. and the Caribbean. On March 31, 2003, we entered into a contact for the acquisition of the assets of Hotel Movie Network, Inc., which consist of contract rights with Pay Per View and Cable/Satellite access for approximately 8,000 installed rooms, and associated hardware. The purchase transaction closed on August 1, 2003. We expect to show revenues from Hotel Movie Network in the second quarter of 2003.

HISTORY

We incorporated in the state of Colorado on June 8, 1983. We were administratively dissolved in 1997 and, as a part of winding up of our affairs, the directors acting as trustees, entered into a Plan of Merger in 1999 with Telecommunication Products, Inc. a newly formed entity and merged into it. The predecessor business was to act as a developer of data compression technology and video-conferencing software but ventured into other market opportunities. We failed in our business efforts prior to 2002.

AGREEMENT  TO  ACQUIRE  HOTEL  MOVIE  NETWORK,  INC.

On March 31, 2003, we entered into an agreement with Coast Communications, Inc. for the acquisition of the assets of privately-held Hotel Movie Network, Inc., a Nevada Corporation domiciled in Mesa, Arizona. Such assets consist of inventory, contracts and contract rights with certain production studios. To satisfy the full value of the acquisition, we paid $75,000 cash consideration, $75,000 is due and owing and we issued 2 million shares of our common stock and agreed to issue 1 million shares of Preferred Series A shares at a par value of $1.00 convertible into common stock and to issue Series B Preferred Stock to fulfill the fair market value of the assets acquired.

This Series B Preferred Stock shall be convertible into restricted shares of our common stock commencing two years from the date of issuance at the rate of fifty percent(50%) of the total Preferred Shares issued per annum at an agreed to value of $2.00 per share for the first year and $3.00 per share for the second year subsequent to the Closing Date. The holder shall have the right to redeem the Series B Preferred Stock at anytime prior to conversion into our common stock upon a mutual agreement by all parties as to the value of said stock.

We will not yet to authorized the Series A and B shares. We have 50,000,000 authorized shares of preferred stock with rights and preferences to be designated by the board of directors at the time of issuance. In order to comply with its requirement to acquire Hotel Movie Network, Inc. the board is planning to designate one million shares as Series A Preferred. This series shall be entitled to dividends proportionate to common shares that the preferred shares are convertible into common shares. In the event of liquidation, the preferred shares have a preference over the common shares. In addition, Class B Preferred Shares are intended to be designated to satisfy other contractual requirements.


If this transaction closes, the former shareholders of Hotel Movie Network will receive 2,000,000 shares of our common stock and $75,000 cash with $75,000 payable and 1,000,000 preferred stock which are due to be issued and will pay 7.5% interest per annum upon completion of audited financials.

Through the purchase of assets of Hotel Movie Network, we supply Video On Demand and Satellite Guest Entertainment systems to the mid-market hospitality industry. The purchase includes a customer base of over 8,000 rooms through contract rights and gross revenues of approximately $75,000 per month. These contracts consist mainly of "Free-to-Guest" or "Pay-per-Stay" guest services. The purchase of the assets of Hotel Movie Networks, Inc. provides affiliation with an established network of professional guest systems installation contractors who are experienced and familiar with the Hotel Movie Network business model.

The acquisition transaction will be recorded by us as follows:





         Assets purchased from Hotel Movie Network, Inc.:
         Cash                                                    $5,185
         Accounts receivable                                    104,046
         Inventory                                            1,276,809
         Property and equipment                               1,474,757
         Total assets acquired                                2,860,797

         Liabilities assumed from Hotel Movie Network, Inc.:
         Accounts payable and accruals                           34,188
         Total liabilities assumed                               34,188

         Net purchase price                                  $2,826,809


The following unaudited pro forma summary presents the results of operations for the year ended March 31, 2003. The transaction has not yet closed as of July
23, 2003 if the asset purchase of Hotel Movie Network had occurred on April 1, 2002.







              Revenues                                               $ 546,377
              Net income (loss)                                      $(957,672)
              Earnings (loss) per share                                 $(.03)



The above amounts are based upon certain assumptions and estimates which we believe are reasonable. The pro forma results do not necessarily represent results which would have occurred if the business combination had taken place at the date and on the basis assumed above.

OUR  OTHER  ASSETS

On January 20, 2003, we purchased the complete inventory of guest entertainment systems from of Omega Funding, Inc. consisting of hardware and peripherals for $2 million in cash and common stock. This inventory can supply the necessary hardware for deployment into over 100,000 guest rooms at a savings over the current industry average installation cost per room.

INDUSTRY  BACKGROUND

The provision of in-room entertainment and information services to the lodging industry includes offering pay-per-view motion pictures, archived television content, games, music, internet connectivity, guest programming of select pay cable channels, and an increasing array of interactive programs and information services. Pay-per-view services were introduced in the early 1970s and have since become a standard amenity offered by many hotels to their guests. Historically, providers of programming to hotels delivered their content on a fixed time schedule that did not provide the hotel guest flexibility in choosing when to watch a movie. Typically, a guest would be offered a choice of four to eight movies, each of which would be shown once every two to four hours. The development of video switches enabled providers of pay-per-view services to offer scheduling flexibility to the viewer. Depending on the type of system installed and the size of the hotel, guests can choose up to 50 different movies with an on-demand system. Changes in technology have also led to the ability to provide a number of on-demand interactive services such as guest folio review, automatic checkout, survey completion, guest messaging, video games, and internet service.

OUR  VIDEO  SYSTEM  PLATFORM

The Video System will be our primary platform. It consists of a microprocessor controlling the television in each room and a central video rack and system computer located elsewhere in the hotel. Programming signals originate from videocassette players located within the head-end rack and are transmitted to individual rooms by way of video technology. The system computer controls movie starts automatically. The system computer also records the purchase by a guest of any title and reports billing data to the hotel's accounting system, which posts the charge to the guest's bill.

In order to install our system in a hotel property, we must undertake a significant investment, sometimes including rewiring part or all of the hotel. Depending on the size of the hotel property, the quality of the cabling and antenna system at the hotel, and the configuration of the system installed, the installation cost of a new, on-demand system with movies, guest services, including the head-end equipment averages from approximately $80 to $120 per room.

The installation cost of a system with digital content storage is approximately $45 per room higher than the system in the same size hotel. The system can be modified to enable On Call functionality for movies, games, Internet, and guest services at a cost of $280 per room. Video On Call will only be installed in association with videocassette players, rather than digital content storage, in certain markets due to constraints placed on us by most movie studios that provide us with movie content.

For example, in a typical hotel with 200 rooms, the central video rack would consist of approximately 30 videocassette recorders containing up to four copies of the most popular movies and a total of up to 15 different titles. The system includes a computerized in-room on-screen menu that offers guests a list of only those movie selections available to the guest at that time. As a result, even though the on-screen menu may not include a list of all titles available in the particular hotel, the list includes all movies currently available to the guest, thus eliminating the possibility of a guest being disappointed when the guest's selection is not available.

SERVICES

Pay-Per-View  Movie  Services

Through the acquisition of Hotel Movie Network assets, we provide on-demand and, in some cases, scheduled in-room television viewing of major motion pictures and independent non-rated motion pictures for mature audiences, for which a hotel guest pays on a per-view basis. Depending on the type of system installed and the size of the hotel, guests can choose up to 30 different movies with a Video On Call system, or from eight to twelve movies with a scheduled system.

We obtain the non-exclusive rights to show recently released motion pictures from major motion picture studios generally pursuant to a master agreement with each studio. The license period and fee for each motion picture are negotiated individually with each studio, which typically receives a percentage of that picture's gross revenues generated by the pay-per-view system. Typically, we obtain rights to exhibit major motion pictures during the "Hotel/Motel Pay-Per-View Window," which is the time period after initial theatrical release and before release for home video distribution or cable television exhibition. Our attempts to license pictures as close as possible to motion pictures' theatrical release date to benefit from the studios'
advertising and promotional efforts. We also obtain independent motion pictures, most of which are non-rated and are intended for mature audiences, for a one-time flat fee that is nominal in relation to the licensing fees paid for major motion pictures.

We offer service under contracts with hotels that generally provide for a term of five to seven years. Under these contracts, we install our system into the hotel at our cost and we retain ownership of all our equipment used in providing the service. We require the hotels to provide televisions. Our contracts with hotels generally provide that we will be the exclusive provider of in-room, pay-per-view video entertainment services to the hotel and generally permit us to set the movie price. Under certain circumstances, hotels may have the right to prior approval of the price increases, which approval may not be unreasonably withheld. The hotels collect movie-viewing charges from their guests and retain a commission equal to a negotiated percentage of the total pay-per-view revenue, which varies in relationship with the size and profitability of the system. Some contracts also require us to upgrade systems to the extent that new technologies and features are introduced during the term of the contract. At the scheduled expiration of a contract, we generally seek to extend the agreement on terms that are based upon the competitive situation in the market.

The revenue which may be generated from pay-per-view service is dependent on the occupancy rate at the property, the "buy rate" or percentage of occupied rooms that buy movies or other services at the property, and the price of the movie or service. Occupancy rates vary based on the property's location, its competitive position within the marketplace, seasonal factors and general economic conditions. For instance, occupancy rates and revenues per room typically are higher during the summer months and lower during the winter months due to seasonal travel patterns. Buy rates generally reflect the hotel's guest mix profile, the popularity of the motion pictures or services available at the hotel, and the guests' other entertainment alternatives. Buy rates also vary over time with general economic conditions and our business is closely related to the performance of the business and mid-sized hotel segments of the lodging industry. Movie price levels are set based on the guest mix profile at each property and overall economic conditions. Currently, movie prices typically range from $8.95 to $9.95 for a purchase by the hotel guest.

Guest  Programming  Services


We  market  guest-programming  services  pursuant  to  which  a  hotel may elect to receive one or more programming channels, such as HBO, CNN, ESPN, TBS, Disney Channel, Discovery Channel, and other cable networks, which the hotel provides to guests at no additional cost. We will provide hotels with guest programming services through a variety of arrangements, including having the hotel pay the company a monthly fee per room for each programming channel selected or including the cost or part of the cost of such programming within our overall contractual arrangements with the hotel or hotels. We have a unique contract with each network vendor including approximately 30 vendors, serving 50-60 channels. Payment to network vendors is based on subscriber/room count but also use variables such as the combination of channels received, occupancy, volume, and penetration. The term of the contracts with network vendors average three to five years.


SALES  AND  MARKETING

As a result of our  acquisition of  Hotel  Movie  Network,  substantially all of our revenue will be derived from obtaining contracts with hotels in the United States not under contract with existing vendors or whose contracts with other vendors are expiring or have expired. We believe that opportunities for additional growth in the markets in the United States are more limited than in the past. Our strategy for new customers will be to target both smaller hotels lower cost hotels as well. Management anticipates that the lower costs and flexibility afforded by our products will make marketing to smaller hotels and some lower cost hotels economically attractive than in the past.


INSTALLATION  AND  SERVICE  OPERATIONS

Our   installation   and   servicing   consists   primarily   of   independent
installation and service contractors in the United States. Contract installation and service personnel will be responsible for all of the hotel rooms served by us including system maintenance and distribution of video and audio content. Installation personnel also will prepare site surveys to determine the type of equipment to be installed at each hotel, install systems and train the hotel staff to operate the systems, and perform quality control tests. We will also use local installation subcontractors supervised by our full-time personnel to install its systems.

We maintain a toll-free technical support hot line that is monitored 24 hours a day by trained support technicians. The on-line diagnostic capability of the systems, enables the technician to identify and resolve a majority of the reported system malfunctions from our service control center without visiting the hotel property. Should a service visit be required, the modular design of the systems rather than removing the entire system permits service personnel to replace defective components at the hotel site.

HOTEL  CONTRACTS

We will typically negotiate and enter into a separate contract with each hotel for the services provided. However, for some of the large hotel management companies, we will negotiate and enter into a single master contract for the provision of services for all of the corporate-managed hotels of such management company. In the case of franchised or independently owned hotels, the contracts are generally negotiated separately with each hotel. Existing contracts generally have a term of five to seven years from the date the system becomes operational. At expiration, we typically seek to extend the term of the contract on then current market terms.

SUPPLIERS

In some cases, we contract directly with various electronics firms for the manufacture and assembly of its systems hardware. Historically, these suppliers have been dependable and able to meet delivery schedules on time. We believe that, in the event of a termination of any of our sources, alternate suppliers could be located without incurring significant costs or delays. However, certain electronic component parts used with our products are available from a limited number of suppliers and can be subject to temporary shortages. In such event, we could experience a temporary reduction in the rate of new installations and/or an increase in the cost of such installations. If we were to experience a shortage of any given electronic part we believe that alternative parts could be obtained or system design changes could be made.

The head-end electronics for our systems will be assembled at our facilities for testing prior to shipping. Following assembly and testing of equipment designed specifically for a particular hotel, the system is shipped to each location, where our trained technicians install the system, typically assisted by independent contractors.

We will, through our acquisition of assets of Hotel Movie Network, maintain direct contractual relations with various suppliers of pay-per-view and guest programming services, including the motion picture studios and/or their domestic and international distributors and programming networks. We believe our relationships with all suppliers are adequate.

COMPETITION

In the U.S., taking into account the various providers of cable television services, there are numerous providers of in-room video entertainment to the lodging industry, at least three of which provide on-demand pay-per-view, guest programming and guest services by means of in-room television. Internationally, there are more companies competing in the pay-per-view lodging industry than in the United States.

Pay-per-view, the most profitable component of the services currently offered, competes for a guest's time and entertainment resources with broadcast television, guest programming, and cable television services. In addition, there are a number of competitors that are developing ways to use their existing infrastructure to provide in-room entertainment and/or information services to the lodging industry, including cable and wireless cable companies telecommunications companies, internet and high-speed connectivity companies, and direct-to-home and direct broadcast satellite companies. Some of these competitors have been providing guest programming services to hotels and are beginning to provide video-on-demand, Internet and high-speed connectivity to hotels.

We intend to be a competitive provider of in-room video entertainment services to the United States lodging industry. Domestically, we will compete with smaller providers for the mid to small lodging market.

Competition with respect to the provision of in-room video entertainment and information systems centers on a variety of factors, depending upon the circumstances important to a particular hotel. We believe the more important factors are (i) the features and benefits of the entertainment and information systems,(ii) the quality of the vendor's technical support and maintenance services, and (iii) the financial terms and conditions of the proposed contract. With respect to hotel properties already receiving in-room entertainment services, the current provider may have certain informational and installation cost advantages compared to outside competitors.

We believe our competitive advantages will include: (i) low price; and (ii) system reliability and high quality service. We believe that the acquisition of the Hotel Movie Networks assets will provide a customer base which reflects the competitive position of our products and services.

We  anticipate  substantial  competition  in  obtaining   new   contracts   with
hotel chains. We believe that hotels view the provision of in-room on-demand entertainment and information both as a revenue source and as a source of competitive advantage because sophisticated hotel guests are increasingly demanding a greater range of quality entertainment and information alternatives. At the same time, we believes that certain major hotel chains have awarded contracts based primarily on the level and nature of financial and other incentives offered by the service provider. While we believe our competitive position could enable us to continue to enter into contractual arrangements that are attractive to hotels, our competitors may attempt to maintain or gain market share at the expense of profitability. We may not always be willing to match incentives provided by our competitors.

REGULATION

The  Communications  Act  of 1934, as amended by the Cable Communications Policy
Act of 1984, the Cable Television Consumer Protection and Competition Act of 1992 and the Telecommunications Act of 1996, governs the distribution of video programming by cable, satellite or over-the-air technology, through regulation by the Federal Communications Commission, or FCC. However, because our video distribution systems do not use any public rights of way, they are not classified as cable systems and are subject to minimal regulation. Thus, the FCC does not directly regulate the pay-per-view or free-to-guest services provided by us to hotel guests.

Various laws and governmental regulations may affect the internet-based services potentially offered by us. There are currently few laws or regulations directly applicable to access to or commerce on commercial online services or the Internet. However, because of the increasing popularity and use of commercial online services and the Internet, a number of laws and regulations may be adopted with respect to commercial online services and the Internet. The adoption of such laws or regulations in the future may slow the growth of commercial online services and the internet, which could in turn cause a decline in the demand for our internet-based services and products or otherwise have an adverse effect on us. Moreover, the applicability to commercial online services and the internet of existing laws governing issues such as property ownership, libel, personal privacy and taxation is uncertain and could expose us to liability.

On January 18, 2001, the FCC released a Notice of Inquiry regarding interactive television services, or ITV, over cable television. The FCC seeks comment on, among other things, an appropriate definition of ITV services, whether access to a high -speed connection is necessary to realize ITV capabilities, and whether a nondiscrimination rule is necessary and/or appropriate. The outcome of this proceeding and any rules ultimately adopted by the FCC could affect the ITV services currently offered by us and the ITV services which we may offer in the future.

Although the FCC generally does not directly regulate the services provided by us, the regulation of video distribution and communications services is subject to the political process and has been in constant flux over the past decade. Further material changes in the law and regulatory requirements must be anticipated and our business could be adversely affected by future legislation or new regulations.

Because most music is copyrighted, license agreements are required for the DMN service. Agreements and arrangements with major rights holders and/or organizations permit the distribution of music. However, such licensing has been the subject of industry-wide arbitration and/or litigation for a number of years. Depending upon the outcome of on-going proceedings, the license fees for such distribution may increase.

We do not purport to describe all present and proposed federal, state and local regulations and legislation relating to the video programming industry applicable to us. Other existing federal, state and local laws and regulations currently are, or may be, the subject of a variety of judicial proceedings, legislative hearings, and administrative and legislative proposals that could change in varying degrees the manner in which private cable operators, other video programming distributors, and Internet service providers operate. We cannot predict the outcome of these proceedings or their impact upon our operations at this time.




PATENTS,  TRADEMARKS  AND  COPYRIGHTS

We have one patent registered in the Dominican Republic for our video technology. We own and, through our acquisition of Hotel Movie Network, our various trade names, trademarks, service marks, and logos to be used in its businesses, which we intend to actively protect.


EMPLOYEES

As of September 9, 2003, we employed 8 full-time employees. None of these employees are subject to a collective bargaining agreement, and there is no union representation. We believe our employee relationships are good.


                             DESCRIPTION OF PROPERTY

Our principal executive office address is 9171 Wilshire Boulevard, Suite B, Garden Level, Beverly Hills, California 90120. We lease our facilities month to month. Our rent expense was $12,000 for the year ended March 31, 2003. The facilities are of adequate size to allow us to grow to approximately eight people, after which time we will need to seek larger space. Our month-to-month agreement will allow us flexibility in moving if we employ more personnel.

We took over a lease through the acquisition of Hotel Movie Networks. The facilities are located at 1030 S. Mesa Drive, Mesa, Arizona 85210. These premises have 30,000 square feet of storage and 5,000 square feet of offices and work shops. We believe these facilities are adequate in size to handle all operations the United States and the Caribbean for the foreseeable future.

                                   MANAGEMENT

DIRECTORS,  EXECUTIVE  OFFICERS,  PROMOTERS  AND  CONTROL  PERSONS

Our executive officers and directors and their ages as of the date of this prospectus are as follows:




Name                  Age            Position
-----------------    --------------  ---------------------------------  --------
Robert C. Russell               35   Chief Executive Officer, Director and Acting
                                     Chief Financial Officer
Igor Loginov                    43   Chief Technical Officer, Director
Dennis H. Johnson               50   Legal Counsel, Secretary and Director




Biographies  of  executive  officers  and  directors

Robert C. Russell has been our Chief Executive Officer and director since January 2002 and is responsible for managing our overall business affairs. He is a native of Northern Ireland and attended Damelin College in South Africa, where he obtained a National Diploma in finance and management sciences. Mr. Russell spent over ten years working in the leisure and entertainment industry, including service as Managing Director of Selective Leisure
Holdings, where he directed South African operations. Mr. Russell expanded the entertainment and casino operations to build a profitable chain of entertainment complexes spread throughout the region. During this period, he was instrumental in the deployment and successful development of technology programs, which underpinned security, financial and state of the art communication and conference systems. In 1995, he purchased the entertainment and casino operations from the Intercontinental Hotel group for the Caribbean nation of the Dominican Republic. In 1998, Mr.Russell sold his interests in the entertainment industry to concentrate his efforts upon development of our business.

Igor Loginov, PhD has been our Chief Technological Officer since May 2002 and is responsible for the design, development, and deployment of our technology. Before joining us, Mr. Loginov was the senior software engineer for Semantica, Ltd., where he led the development of accounting and business software applications for clients in Germany and Switzerland. Mr. Loginov has over fifteen years of experience in computer and Internet-related technologies and a Doctorate degree in physics obtained from the world renowned and prestigious Belarussian State University.

Dennis H. Johnston, Esq. has been our Legal Counsel, Secretary and director since January 2002. Mr. Johnston is a practicing attorney in California and for more than 25 years has acted as legal counsel to various public companies, assisting in organizing, acquiring, selling, reorganizing and structuring financing for both public and privately held companies. A graduate of UCLA with degrees in both business and economics, and a former partner at the nationally recognized law firms of Manatt, Phelps, Rothenberg, & Tunney, and Wyman, Bautzer, Kuchel & Silbert, Mr. Johnston has handled mergers and acquisitions with a total value in excess of three billion dollars.

ELECTION  OF  DIRECTORS

We  elect  our  directors  each  year.

EMPLOYMENT  AGREEMENTS  WITH  KEY  PERSONS

We entered into formal written employment agreements with Mr. Russell and Mr. Johnston effective January 25, 2002 which provide payments aggregating $125,000 per year. The agreements have been suspended and are not accruing due to lack of revenues and may be reinstated in the future.



 LIMITATIONS  ON  OFFICER  AND  DIRECTOR  LIABILITY

Our Articles of Incorporation, as amended, provide that the Board of Directors has the power to:

- indemnify our directors, officers, employees and agents to the fullest extent permitted by the Colorado Business Corporate Act;
- authorize payment of expenses incurred in defending a civil or criminal action; and
- purchase and maintain insurance on behalf of any director, officer, employee or agent.

On September 5, 2003, we entered into an Investment Agreement with Dutchess Private Equities Fund, L.P., in which we agreed to defend, protect, indemnify and hold harmless Dutchess', officers, directors, employees, counsel, and direct or indirect investors, agents or other representatives, from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and reasonable expenses including reasonable attorneys' fees and disbursements, incurred by Dutchess as a result of, or arising out of, or relating to (I) any misrepresentation or breach of any representation or warranty made by the us or any other certificate, instrument or document; (II) any breach of any of our covenants, agreements or obligations or (III) any cause of action, suit or claim brought or made against Dutchess by a third party, except insofar as any such misrepresentation, breach or any untrue statement, alleged untrue statement, omission or alleged omission is made in reliance upon and in conformity with information furnished to Dutchess which is specifically intended for use in the preparation of any such Registration Statement, preliminary prospectus, prospectus or amendments to the prospectus.

On September 5, 2003, we entered into a Registration Rights Agreement with Dutchess in which we agreed to indemnify, hold harmless and defend Dutchess and its officers, partners, employees, counsel, agents, and representatives against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, attorneys' fees, amounts paid in settlement or expenses, joint or several, incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not Dutchess is or may be a party thereto, to which any of them may become subject insofar as such claims or actions or proceedings, whether commenced or threatened, arise out of or are based upon: (I) any untrue statement or alleged untrue statement of a material fact in a Registration
Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other "blue sky" laws of any jurisdiction in which Dutchess has requested in writing that we register or qualify the common stock, or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which the statements therein were made, not misleading, (II) any untrue statement or alleged untrue statement of a material fact contained in the final prospectus or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, or (III) any violation or alleged violation us of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the common stock pursuant to a Registration Statement. The indemnification agreement shall not apply to a claim arising out of or based upon a violation which is due to the inclusion in the Registration Statement of the information furnished to us by Dutchess expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto; (II) shall not be available to the extent such claim is based on (A) a failure of Dutchess to deliver or to cause to be delivered the prospectus made available by us or (B) Dutchess' use of an incorrect prospectus despite being promptly advised in advance by us in writing not to use such incorrect prospectus; (III) any claims based on the manner of sale of the common stock by Dutchess or of Dutchess' failure to register as a dealer under applicable securities laws; (IV) any omission of Dutchess to notify us of any material fact that should be stated in the Registration Statement or prospectus relating to Dutchess or the manner of sale; and (V) any amounts paid in settlement of any claim if such settlement is effected without the prior written consent of us, which consent shall not be unreasonably withheld.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is unenforceable for that reason.

                             EXECUTIVE COMPENSATION

Set forth in the following table is certain information relating to the approximate remuneration we paid during the past fiscal years to our Chief Executive Officer and each of our most highly compensated executive officers whose total compensation exceeded $100,000.

SUMMARY COMPENSATION TABLE

The following table presents a summary of the compensation paid to Mr. Russell, our President, Chief Executive Officer and Director during the last three fiscal years. Except as listed below, there are no bonuses, other annual compensation, restricted stock awards or stock options/SARs or any other compensation paid to executive officers.

                               Annual Compensation




                                                Year
                                                Salary   Bonus   All Other Compensation
                                                         ------  ---------------------------
                                                   2001
Robert C. Russell, President, CEO and Director  $     0  $    0  $                         0
----------------------------------------------  -------  ------  ---------------------------
                                                   2002
Robert C. Russell, President, CEO and Director  $     0  $    0  $                         0
----------------------------------------------  -------  ------  ---------------------------
                                                   2003
Robert C. Russell, President, CEO and Director  $     0  $    0  $                         0
----------------------------------------------  -------  ------  ---------------------------




DIRECTOR  COMPENSATION

Currently, we do not compensate directors, although we intend to do so in accordance with industry standards when cash flow permits us to do so. There are no stock options, stock grants, plans or Stock Appreciation Rights in which any directors, have participated in the past fiscal year.

OPTIONS

We have not issued options to our executive officers or directors in the last three fiscal years and they did not exercise any options.


                           RELATED PARTY TRANSACTIONS

In 2001, we entered into a $12,500 loan arrangement with Dennis H. Johnston, our officer and director. The note bears interest at 12% per annum and was due and payable on or before July 31, 2002. The note was reduced to $3,500 after payment of $9,000 was received by Mr. Johnson.

In 2002, we issued 800,000 shares of Series A Preferred Stock to Robert Russell, our President, CEO and Director in conversion of cash advances of $800,000 he had made to us.

In 2002, we issued 19,231,092 shares of our common stock to Robert Russell as part of the merger with Interleisure, SA.



                           MARKET FOR OUR COMMON STOCK

Our common stock began trading on the Over-The-Counter Bulletin Board under the symbol "TCPD" on November 10, 2001. Prior to November 10, 2001, our common stock was quoted under the symbol "TLCR."

The following table sets forth the high and low bid prices for shares of our common stock for the periods noted, as reported by the National Daily Quotation Service and the Over-The-Counter Bulletin Board. Quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.




                                         LOW              HIGH
                                         ---              ----
2002
----
First Quarter                            .01               .04
Second Quarter                           .01               .04
Third Quarter                            .01              2.00
Fourth Quarter                           .70              2.00

2003
----
First Quarter                            .14               .55
Second Quarter                           .02               .22
Third Quarter                            .23               .50
Fourth Quarter                           .26               .44

2004
----
First Quarter                            .16               .26
Second Quarter                           .04               .15

Through September 9, 2003




As of September 9, 2003, our common stock was held by approximately 848 stockholders of record.

The transfer agent of our common stock is Manhatten Transfer Registrar Company. Their phone number is (631)585-7341.


                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

The following table sets forth, to our knowledge, certain information concerning the beneficial ownership of our common stock as of September 3, 2003 by each stockholder known by us to be (i) the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each current director, (iii) each of the executive officers named in the Summary Compensation Table who were serving as executive officers at the end of the 2002 fiscal year and (iv) all of our directors and current executive officers as a group:



                                                    AMOUNT AND
                                                    -----------
                                                    NATURE OF
                                                    BENEFICIAL     PERCENTAGE
NAME AND ADDRESS OF BENEFICIAL OWNER(1). . . . . .  OWNERSHIP      OF CLASS(2)
Robert C. Russell. . . . . . . . . . . . . . . . .  19,031,092(3)        37.5%
Igor Loginov . . . . . . . . . . . . . . . . . . .      40,000              *
Dennis H. Johnson. . . . . . . . . . . . . . . . .     750,000            1.9%
All directors and current executive officers as a
  group (3 persons). . . . . . . . . . . . . . . .  19,821,092           39.1%


       *     Less  than  1%  of  outstanding  shares  of  Common  Stock.

     (1)  The  address of all individual directors and executive officers is c/o Telecommunication
Products, Inc., 9171 Wilshire Boulevard, Suite B,  Beverly  Hills,  California  90210.
     (2)   There were 43,913,805 shares of common stock issued and outstanding on September  9,  2003.
The calculation  of percentage ownership for each listed beneficial owner is  based  upon  the  number of  shares  of  common  stock  issued  and  outstanding  on  September  9, 2003 , plus shares of common stock  subject  to options  held  by  such  person  on  September, 2003 and exercisable within 60 days thereafter.  The  persons  and entities  named  in  the  table have sole voting and investment power with  respect  to  all  shares  shown  as beneficially  owned  by  them,  except  as  noted  below.
     (3)     Includes  800,000 shares of Series A Preferred Stock that can be converted into common stock  at the  holder's discretion.




                              SELLING STOCKHOLDERS

Based upon information available to us as of September 9, 2003, the following table sets forth the name of the selling stockholders, the number of shares owned, the number of shares registered by this prospectus and the number and percent of outstanding shares that the selling stockholders will own after the sale of the registered shares, assuming all of the shares are sold. The selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which it provided the information regarding the shares beneficially owned, all or a portion of the shares of common stock beneficially owned in transactions exempt from the registration requirements of the Securities Act of 1933. As used in this prospectus, "selling stockholder" includes donees, pledgees, transferees or other successors-in-interest selling shares received from the named selling stockholder as a gift, pledge, distribution or other non-sale related transfer.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the Commission under the Securities Exchange Act of 1934. Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to the shares, subject to community property laws where applicable.





Name and address                                                        Number of Shares
of beneficial owner            Number of Shares     Number of Shares    Owned After
                               Beneficially Owned   Offered             Offering(1)
Dutchess Private Equities
 Fund, L.P (3). . . . . . . .                 -0-         16,000,000(2)       -0-
Coast Communications,
 Inc. . . . . . . . . . . . .           2,000,000          2,000,000          -0-
Indigo Consultants, Ltd.. . .           2,400,000          2,400,000          -0-
Mutimedia Technologies
 Inc. . . . . . . . . . . . .           4,000,000          4,000,000          -0-


(1)  These numbers assume the selling shareholders sell all of their shares prior to  the  completion  of  the offering.
(2)  Consists  of shares that may be issued pursuant to an Equity Line Agreement.
(3)  Dutchess  is  a private limited partnership whose business operations are conducted  through  its  general partner,  Dutchess Capital  Management,  LLC.  Michael  Novielli  and Douglas  H. Leighton, are Managing Members of
Dutchess Capital Management, LLC, and have  voting  and  dispositive  power  with  respect  to  securities  held  by
Dutchess  Private  Equities  Fund,  L.P.


                            DESCRIPTION OF SECURITIES

Common  Stock

We have authorized 100,000,000 shares of common stock, $.001 par value per share. As of September 9, 2003 there were 43,913,805 issued and outstanding shares of common stock. Following the offering, there will be up to 62,513,805 shares issued and outstanding. All shares are of the same class and have the same rights, preferences and limitations.

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock have cumulative voting rights. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the Board of Directors in its discretion, from funds legally available therefor. In the event of a liquidation, dissolution, or winding up of the Company, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such shares.


                              PLAN OF DISTRIBUTION

This prospectus relates to the resale of up to 24,400,000 shares of our common stock by current stockholder, Coast Communications, Inc., Indigo Consultants, Ltd., and Multimedia Technologies, Inc. Additionally, Dutchess Private Equities Fund, L.P. will become a stockholder pursuant to a put right under an Investment Agreement that we have entered into Dutchess.

DUTCHESS  PRIVATE  EQUITIES  FUND,  L.P.

On  September  5,  2003,  we entered  into an Investment Agreement with Dutchess
Private Equities Fund, L.P. Pursuant to the Investment Agreement, we may, at our discretion, periodically "put to" or require Dutchess shares of our common stock. The aggregate amount that Dutchess is obligated to pay for our shares shall not exceed $5 million. For each share of common stock purchased under the Investment Agreement, Dutchess will pay 94% of the lowest closing bid price on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five days immediately following the date on which we give notice to Dutchess of our intention to put such stock. Dutchess is a private limited partnership whose business operations are conducted through its general partner, Dutchess Capital Management, LLC. Our ability to put the shares under the Investment Agreement is conditioned upon us registering the shares of common stock with the Securities and Exchange Commission. The costs associated with this registration will be borne by us.

The number of shares that we will be permitted to put pursuant to the Investment Agreement will be either: (A) 200% of the average daily volume in the U.S. market of the common stock for the 20 trading days prior to the notice of our put, multiplied by the average of the three daily closing bid prices immediately preceding the date of the put, or (B) $10,000. No single put can exceed $1,000,000.

Subject to a variety of limitations, we may put shares pursuant to the Investment Agreement once the underlying shares are registered with the Securities and Exchange Commission. Thereafter, we may continue to put shares to Dutchess until Dutchess has paid a total of $5 million or until 36 months after the effectiveness of the accompanying Registration Statement, whichever occurs first.

We cannot predict the actual number of shares common stock we will issue pursuant to the Investment Agreement, in part because the volume and purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw.

You should be aware that there is an inverse relationship between our stock price and the number of shares to be issued under the Investment Agreement. That is, if our stock price declines, we would be required to issue a greater number of shares under the Investment Agreement for a given advance.

We engaged Park Capital Securities as our placement agent with respect to the securities to be issued under the Equity Line of Credit and for these services will be paid 1% upon each put. Park Capital Securites has no affiliation or business relationship with Dutchess.

PLAN  OF  DISTRIBUTION

The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling stockholders may sell the shares from time to time

- at market prices prevailing on the OTC Bulletin Board at the time of offer and sale, or
-  at  prices  related  to  such  prevailing  market  prices,  or
-  in  negotiated  transactions,  or
-  in  a  combination  of  such  methods  of  sale.

The selling stockholders may effect such transactions by offering and selling the shares directly to or through securities broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of the shares for whom such broker-dealers may act as agent or to whom the selling stockholders may sell as principal, or both, which compensation as to a particular broker-dealer might be in excess of customary commissions.

Dutchess and any broker-dealers who acts in connection with the sale of their shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any discounts, concessions or commissions received by them and profit on any resale of the shares as principal may be deemed to be underwriting discounts, concessions and commissions under the Securities Act.

On or prior to the effectiveness of the registration statement to which this prospectus is a part, we will advise the selling stockholders that they and any securities broker-dealers or others who may be deemed to be statutory underwriters will be governed by the prospectus delivery requirements under the Securities Act. Under applicable rules and regulations under the Securities Exchange Act, any person engaged in a distribution of any of the shares may not simultaneously engage in market activities with respect to the common stock for the applicable period under Regulation M prior to the commencement of such distribution. In addition and without limiting the foregoing, the selling security owners may be governed by the applicable provisions of the Securities and Exchange Act, and the rules and regulations thereunder, including without limitation Rules 10b-5 and Regulation M, which provisions may limit the timing of purchases and sales of any of the shares by the selling stockholder. All of the foregoing may affect the marketability of our securities.

On or prior to the effectiveness of the registration statement to which this prospectus is a part, we will advise the selling stockholders that the anti-manipulation rules under the Securities Exchange Act may apply to sales of shares in the market and to the activities of the selling security owners and any of their affiliates. We have informed the selling stockholders that they may not:

-  engage  in  any  stabilization activity in connection with any of the shares;
- bid for or purchase any of the shares or any rights to acquire the shares, or attempt to induce any person to purchase any of the shares or rights to acquire the shares other than as permitted under the Securities Exchange Act;
- effect any sale or distribution of the shares until after the prospectus shall have been appropriately amended or supplemented, if required, to describe the terms of the sale or distribution.

We have informed the selling stockholders that they must effect all sales of shares in broker's transactions, through broker-dealers acting as agents, in transactions directly with market makers, or in privately negotiated transactions where no broker or other third party, other than the purchaser, is involved.

The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act. Any commissions paid or any discounts or concessions allowed to any broker-dealers, and any profits received on the resale of shares, may be deemed to be underwriting discounts and commissions under the Securities Act if the broker-dealers purchase shares as principal.

In the absence of the registration statement to which this prospectus is a part, certain of the selling stockholders would be able to sell their shares only pursuant to the limitations of Rule 144 promulgated under the Securities Act.



                                LEGAL PROCEEDINGS

Mr. John M. Brazier filed a lawsuit against us, Mr. Russell and our transfer agent in May, 2003, in the District Court of Denver, State of Colorado. Mr. Brazier, purchased certain accounts receivable and received an assignment of a pledge of share collateral held by Grimshaw & Harring that was allegedly due and owing from us in the amount of approximately $26,000. If Mr. Brazier is successful, he would own and control 19,231,092 common shares currently owned by Robert Russell. In addition, the plaintiff seeks compensatory damages in the amount of approximately $350,000. We believe these claims are without merit and intend to vigorously defend this lawsuit. We have brought a third party complaint and will seek appropriate damages from various parties.

In July 2003, we were served with a lawsuit from William B. Krushenski in United States District court for Southern District of California. The complaint seeks in excess of $75,000 on a note allegedly due and $135,000 in other compensatory damages. We believe these claims are without merit and intend to vigorously defend this lawsuit.

Other than the legal matters disclosed above, we are not aware of any litigation or potential litigation affecting us or our assets.

                                  LEGAL MATTERS

The legality of our shares of common stock being offered hereby is being passed upon by Amy Trombly, Esq. Ms. Trombly will not receive a direct or indirect interest in the small business issuer and has never been a promoter, underwriter, voting trustee, director, officer, or employee of our company. Nor does Ms. Trombly have any contingent based agreement with us or any other interest in or connection to us.

                                     EXPERTS

The financial statements included in this prospectus, have been audited by Larry O Donnell, CPA, P.C. an independent auditor, and have been included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. Larry O Donnell, CPA, P.C. has no direct or indirect interest in us, nor were they a promoter or underwriter.

                              ADDITIONAL  INFORMATION

We filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act of 1933 for the shares of common stock in the offering, of which this prospectus is a part. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and the Units, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement.

Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. We intend to furnish our shareholders with annual reports containing audited financial information

The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

                        Telecommunication Products, Inc.
                          (A Development Stage Company)
                              Financial Statements
                        March 31, 2003 And June 30, 2003

                                    Contents

Page
Independent  Auditor's  Report     F-1

Financial  Statements

       Balance  Sheet     F-2
       Statements  of  Operations     F-3
       Statements  of  Stockholders'  Equity     F-4
       Statements  of  Cash  Flows     F5-6

Notes  to  Financial  Statement                         F-7  to  F-16

                           Larry O'Donnell, CPA, P.C.
Telephone  (303)  745-4545
2228  South  Fraser  Street
Unit  1
Aurora,  Colorado    80014

Board  of  Directors
Telecommunication  Products,  Inc.
Beverly  Hills,  California

I have audited the accompanying balance sheet of Telecommunication Products, Inc. (A Development Stage Company)as of March 31, 2003 and the related statements of operations, stockholders' equity and cash flows for the two years then ended and the period from inception, June 17, 1996 to March 31, 2003. This financial statement is the responsibility of the Company's management. My responsibility is to express an opinion on this financial statement based on my audits.

I conducted my audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, based on my audits and the report of other auditors, the financial statements referred to above fairly present in all material respects, the financial position of Telecommunication Products, Inc. (A Development Stage Company)as of March 31, 2003 the results of its operations and cash flows for the two years then ended and the period from inception, June 17, 1996 to March 31, 2003 in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 9 to the financial statements, the Company's significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Larry O'Donnell
-----------------------------
Larry  O'Donnell,  CPA,  P.C.
July  8,  2003
                                       F-1



                         Telecommunication Products, Inc.
                          (A Development Stage Company)
                                   Balance Sheet
                                  March 31, 2003



                                        Assets
                                   June 30,       March 31,
                                     2003             2003
                                 (Unaudited)
Current Assets
Inventories                         $100,000        $100,000
Payment for Home Movie Network        75,000
                                   -----------      --------
 Total current assets                175,000         100,000
                                   -----------      --------

Property and equipment
Office furniture and equipment        36,974          36,974
Less accumulated depreciation         19,599          17,868
                                   -----------      --------
                                      17,375          19,106
                                   -----------      --------
                                    $192,375        $119,106
                                    ========       =========

                   Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable and accrued
 expenses                           $106,479        $145,137
Related party loans payable          253,500         162,500
Loans payable                         42,000          42,000
Bond payable                          75,000          75,000
                                   -----------      --------
     Total current liabilities       476,979         424,637
                                   -----------      --------

Commitments and contingency

Stockholders' Equity
Preferred stock, no par value,
       50,000,000 shares
      authorized, 800,000 shares
      issued and outstanding         800,000         800,000
Common stock, no par value,
      100,000,000 shares
      authorized, 33,273,805 and
      30,723,805 respectively shares
      issued and outstanding       2,051,744       1,707,244
Deficit accumulated  during
      developmental stage         (3,136,348)     (2,812,775)
                                   -----------    ----------
                                    (284,604)       (305,531)
                                   -----------    ----------

                                    $192,375        $119,106
                                    ========       =========
See Notes to Financial Statements




                                               Telecommunication Products, Inc.
                                                 (A Development Stage Company)
                                                   Statements of Operations
                               (Unaudited)
                           ---------------------
                         Three  Months  ended         Inception          Years  ended  March  31  Inception  to
                               June  30               to  June  30,                                March  31,
                         2003             2002        2003                2003         2002        2003


General and
Administrative
Expenses                 $   312,473      $40,731     $ 2,464,473        $ 787,910    $ 505,818    $2,152,000
Research and
Development                                24,500       1,038,873           24,500      525,000     1,038,873
Foreign currency
Translation                                                 7,837                         1,764         7,837
Interest                      11,100                       11,100
                          -----------    ---------      ---------          -------      -------     ----------

 Operating
 Expenses                    323,573       65,231       3,522,283          812,410    1,032,582     3,198,710

 Other income -
 Writeoff of
 Liabilities                              385,935         385,935          385,935                    385,935
                          -----------    ---------      ---------          -------      -------     ----------


Net Income
  (Loss)                 $  (323,573)    $320,704     $(3,136,348)      $ (426,475) $(1,032,582)  $(2,812,775)
                           =========    =========      ==========        =========    ==========   ==========

Basis and Diluted
   Earnings
   (Loss)
   Per Share
                               (.010)       $.020         $(1.21)        $   (.015)   $   (.045)    $(.115)
                               =====        ======         ======           ======        =====       =====


Weighted
average
shares
out-
standing                  33,273,000   16,073,805      25,977,000       27,062,000   23,122,685    24,554,000

See Notes to Financial Statements




                                              Telecommunication Products, Inc.
                                                (A Development Stage Company)
                                             Statements of Stockholders' Equity
                                             Years Ended March 31, 2003 and 2002
                                      And Three Months ended June 30, 2003 (Unaudited)
                         And inception June 17, 1996 to March 31, 2003 and June 30, 2003 (Unaudited)


                                                                                              Deficit
                                        Common Stock             Preferred Stock              Accumulated   Total
                                                                                              During
                                                                                              Development
                                    Shares          Amount       Shares         Amount        Stage

Interleisure common stock
 issued at $.125 per share . . . .  2,000,000       $250,000                                 $   --          $250,000
Net loss for the period ended
 March 31, 2001. . . . . . . . . .                                                           $ (695,033)     (695,033)

Net loss for the period ended
 March 31, 2002. . . . . . . . . .                                                             (658,685)     (658,685)

Contribution of capital. . . . . .                   235,294                                                  235,294


Exchange of Interleisure
common stock for Telpro
 common stock. . . . . . . . . .   20,492,800

Issuance of common stock
 for services at $.222 per
 share based on value of
 services performed. . . . . . . .  3,381,000        749,450                                                  749,450

Net loss for the year. . . . . . .                                                           (1,032,582)   (1,032,582)

Balance, March 31, 2002. . . . . . 25,873,800      1,234,744                                 (2,386,300)   (1,151,556)

Issuance of common stock
 for services at $.15 per share
based on value of services
 performed . . . . . . . . . . . .  1,950,000        292,500                                                  292,500

Common stock issued for
 inventory at no value  per
 share . . . . . . . . . . . . . .  1,900,000

Conversion of debt . . . . . . . .  1,000,000        180,000     800,000        800,000                       980,000

Net loss for the year. . . . . . .                                                             (426,475)     (426,475)

Balance, March 31, 2003. . . . . . 30,723,800     $1,707,244     800,000       $800,000     $(2,812,775)    $(305,531)

Issuance of common stock
 for services based on value
 of services performed . . . . . . 2,050,000         246,000                                                  246,000

Common stock issued for
cash . . . . . . . . . . . . . . .   500,000          98,500                                                   98,500

Net loss for the period. . . . . .                                                             (323,573)     (323,573)

Balance, June 30, 2003
(Unaudited). . . . . . . . . . .  33,273,800      $2,051,744     800,000       $800,000     $(3,136,348)    $(284,604)
See Notes to Financial Statements



                                            Telecommunication Products, Inc.
                                              (A Development Stage Company)
                                                Statements of Cash Flows
                                                   (Unaudited)
                                       -------------------------------
                                       Three  Months  ended       Inception      Years  ended  March  31     Inception  to
                                              June  30            to  June  30,                              March  31,
                                            2003     2002         2003           2003          2002          2003


Cash Flows from Operating Activities
Net income
(loss). . . . . . . . . . . . . . . . .  ($323,573)  $  320,704   $(3,136,348)  $  (426,475)  $(1,032,582)  $(2,812,775)
Adjustments to reconcile net income
 to net cash from operating activities
 Depreciation . . . . . . . . . . . . .      1,731        1,731        19,599         6,924         6,924        17,868
 Stock issued for
Services. . . . . . . . . . . . . . . .    246,000       24,500     1,287,950       749,450     1,041,950     1,041,950
Write off of
Liabilities . . . . . . . . . . . . . .                (385,935)     (385,935)     (385,935)                   (385,000)
Decrease (increase) in:
Accounts receivable . . . . . . . . . .                               112,305       (43,486)
Inventory . . . . . . . . . . . . . . .                (100,000)     (100,000)                                 (100,000)
Other assets. . . . . . . . . . . . . .                                60,812       (55,868)
Increase (decrease) in:
Accounts payable
and accrued
expenses. . . . . . . . . . . . . . . .     52,342       (6,000)      359,979      (110,126)      (13,639)      307,637
                                         ----------  -----------  ------------  ------------  ------------  ------------
Net cash provided (used)
By operating
Activities. . . . . . . . . . . . . . .    (23,500)     (45,000)   (1,954,755)     (549,995)     (389,201)   (1,931,255)
                                         ----------  -----------  ------------  ------------  ------------  ------------

 Cash Flows From Investing Activities
Acquisition of property
And equipment . . . . . . . . . . . . .                               (60,202)                                 (60,202)
Withdrawal of
fixed assets. . . . . . . . . . . . . .                                23,228                                   23,228
Payments towards
Acquisition Home
Movie Network,
Inc.. . . . . . . . . . . . . . . . . .    (75,000)                   (75,000)
                                         ----------                -----------                                --------
Net cash provided (used)
in investing
activities. . . . . . . . . . . . . . .    (75,000)                  (111,974)                                 (36,974)
                                         ----------   ------------   ----------      ---------   ---------   -----------

Cash Flows From Financing Activities
Increase in
bond payable. . . . . . . . . . . . . .                  55,000        75,000        75,000                     75,000
Increase in
loans payable . . . . . . . . . . . . .                  20,000     1,227,935       294,995       155,421    1,227,935
Proceeds from
sale of stock . . . . . . . . . . . . .     98,500                    528,500       180,000                    430,000
Contribution of
Capital . . . . . . . . . . . . . . . .                               235,294                     235,294      235,294
Bank overdraft. . . . . . . . . . . . .          _       (1,720)
                                         ----------  -----------  ------------  ------------  ------------  ------------
Net cash used by financing
Activities. . . . . . . . . . . . . . .     98,500       75,000     2,066,729       549,995       388,995     1,968,229
                                         ----------  -----------  ------------  ------------  ------------  ------------

See Notes to Financial Statements




                                       Telecommunication Products, Inc.
                                        (A Development Stage Company)
                                     Statements of Cash Flows (continued)
                                 (Unaudited)
                         -----------------------------
                            Three  Months  ended          Inception        Years  ended  March  31     Inception  to
                                June  30                  to  June  30,                                March  31,
                             2003      2002               2003             2003         2002           2003

Net increase
(decrease) in
cash                        _____     30,000              ________         ________     (206)
Cash, beginning                                                                          206
                           ------    ------               --------         --------     ------         --------
Cash, ending  $                       30,000
                          =======     =======             ========         ========    =======         =======
Schedule of noncash investing and financing transactions

Common stock
issued to inventory                                                        $      -                    $       -
Converted Amounts Payable
To preferred
Stock                               $800,000                               $ 800,000                   $ 800,000

                        Telecommunication Products, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements

1.     Summary  of  significant  accounting  policies

Nature of operations - Telecommunication Products, Inc. (referred to herein as "Telecommunication Products," the "Company" or "Telpro"), a technological development corporation, was incorporated in Colorado on June 8, 1983, The company was established as a developer of data compression technology.

The pending acquisition of Hotel Movie Networks Inc in under an agreement dated March,31 2003 provided a revenue-positive operations infrastructure and an extensive network of contractors throughout the United States to both deploy new technology and expand product lines. Operations consist of on going pay-per-view movie rentals from hotel establishments and related services with these hotel establishments. The company has not achieved significant revenue and is a development stage enterprise.

Cash and cash equivalents - For purposes of the statement of cash flows, the Company considers all highly liquid debt with original maturities of ninety days or less, to be cash equivalents.

Accounts receivable - The Company follows the allowance method of recognizing uncollectible accounts receivable. The allowance method recognizes bad debt expense as a percentage of accounts receivable based on a review of accounts receivable outstanding and the Company's prior history of uncollectible accounts receivable.

Fair value of financials instruments - The Company's financial instruments includes accounts receivable, accounts payable, notes payable and long-term debt. The fair market value of accounts receivable and accounts payable approximate their carrying values because their maturities are generally less than one year. Long-term notes receivable and debt obligations are estimated to approximate their carrying values based upon their stated interest rates.

Inventories - Inventories are stated at the lower of cost (first-in, first-out) or market.

Property and equipment - Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is provided primarily by the straight-line method over the estimated useful lives of the related assets generally of five to seven years.

     Income taxes -The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes", which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce the deferred tax assets to the amount expected to be realized. Income tax expense is payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

Use of estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue recognition - The Company's revenues are derived principally from the sale of satellite systems and pay-per-view movies to hotels. Revenue from the sale of satellite systems is recognized after the system has been installed, and there are no longer any material commitments to the customer. The Company recognizes revenue from the pay-per-view movies on the accrual basis. The
Company  bills  its  customers  for  the  month  that  services  are  performed.

Stock options - The Company accounts for stock options issued to employees in accordance with APB No.25.

The Company has elected to adopt the disclosure requirements of SFAS No.123 "Accounting for Stock-based Compensation". This statement requires that the Company provide proforma information regarding net income (loss) and income
(loss) per share as if compensation cost for the Company's stock options granted had been determined in accordance with the fair value based method prescribed in SFAS No. 123. Additionally, SFAS No. 123 generally requires that the Company record options issued to non-employees, based on the fair value of the options.

Income (Loss) per share - Basic earnings per share includes no dilution and is computed by dividing net earnings (loss) available to stockholders by the weighted number of common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the Company's earnings. During the years ended March 31, 2002 and 2001, there were no dilutive securities.

Recent accounting pronouncements - In April of 2002, FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44 and 64,Amendment of FASB Statement No. 13, and Technical Corrections," which is effective for fiscal years beginning after May 15, 2002. Under SFAS No. 145, gains and losses from the extinguishment of debt should be classified as extraordinary items only if they meet the criteria of APB Opinion No. 30. SFAS No. 145 also addresses financial accounting and reporting for capital leases that are modified in such a way as to give rise to a new agreement classified as an operating lease. The Company believes that the adoption of SFAS No. 145 will not have a material impact on the consolidated financial position or results of the operations of the Company.

In June 2002, the FASB issued SFAS No. 146, "Accounting for Exit or Disposal Activities". SFAS No. 1446 addresses significant issues regarding the recognition, measurement, and reporting of costs that are associated with exit and disposal activities, including restructuring activities that are currently accounted for under EITF No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit and Activity (including Certain Costs Incurred in a Restructuring)." The scope of the SFAS No. 146 also includes costs related to terminating a contract that is not a capital lease and termination benefits that employees who are involuntarily terminated receive under the terms of a one-time benefit arrangement that is not an ongoing benefit arrangement or an individual deferred-compensation contract. SFAS No. 146 will be effective for exit or disposal activities that are initiated after December 31, 2002, but early application is encouraged. The provisions of EITF No. 94-3 shall continue to apply for an exit activity initiated under an exit plan that met the criteria of EITF No. 94-3 prior to the adoption of SFAS No. 146. Adopting the provision of SFAS No. 146 will change, on a prospective basis, the timing of when restructuring charges are recorded from a commitment date approach to when the liability is incurred.

SFAS No. 147 -- In October 2002, the FASB issued Statement No. 147 "Acquisitions of Certain Financial Institutions - an amendment of FASB Statements No. 72 and 144 and FASB Interpretation No. 9" (SFAS 147). SFAS 147 removes acquisitions of financial institutions from the scope of both Statement 72 and Interpretation 9 and requires that those transactions be accounted for in accordance with FASB Statements No. 141, Business Combinations, and No. 142, Goodwill and Other
Intangible Assets. Thus, the requirement in paragraph 5 of Statement 72 to recognize (and subsequently amortize) any excess of the fair value of liabilities assumed over the fair value of tangible and identifiable intangible assets acquired as an unidentifiable intangible asset no longer applies to acquisitions within the scope of this Statement. In addition, this Statement amends FASB Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, to include in its scope long-term customer-relationship intangible assets of financial institutions such as depositor- and borrower-relationship intangible assets and credit cardholder intangible assets. Consequently, those intangible assets are subject to the same undiscounted cash flow recoverability test and impairment loss recognition and measurement provisions that Statement 144 requires for other long-lived assets that are held and used. SFAS 147 is effective October 1, 2002. The adoption of SFAS 147 did not have a material effect on the Company's financial statements.

SFAS No. 148 -- In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation -- Transition and Disclosure"(SFAS 148"). SFAS 148 amends SFAS No. 123 "Accounting for Stock-Based Compensation" ("SFAS 123"), to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS 148 amends the disclosure requirements of SFAS 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. SFAS 148 is effective for fiscal years beginning after December 15, 2002. The Company is currently evaluating the effect that the adoption of SFAS 148 will have on its results of operations and financial condition.

SFAS No. 149 - In April 2003, the FASB issued Statement of Financial Accounting Standards No. 149 ("SFAS 149"), "Amendment of Statement 133 on Derivative Instruments and Hedging Activities", to provide clarification on the meaning of an underlying, the characteristics of a derivative that contains financing components and the meaning of an initial net investment that is smaller than would be required for other types of contracts that would be expected to have a similar response to changes in market factors. This statement will be applied prospectively and is effective for contracts entered into or modified after June 30, 2003. The statement will be applicable to existing contracts and new contracts relate to forward purchases or sales of when-issued securities or other securities that do not yet exist. The Company does not expect that the adoption of SFAS 149 will have a material effect on the Company's financial statements.

SFAS No. 150 - In May 2003, the FASB issued Statement of Financial Accounting Standards No 159 ("SFAS 150"), Accounting for certain financial instruments with characteristics of both liabilities and equity. This statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. This statement will be effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. It is to be implemented by reporting the cumulative effect of a change in an accounting principal for financial instruments created before the issuance date of the statement and existing at the beginning of the interim period of adoption. The Company does not expect that the adoption of SFAS 150 will have material effect on the Company's financial statements.
               F-11

2.   Purchase  of  assets  of  Hotel  Movie  Network,  Inc.

On March 31, 2003 the Company agreed to purchased of Hotel Movie Network, Inc. The transaction has not closed. The acquisition will be recorded as a purchase. The Company will pay $150,000 and issued the securities. The securities will be two million shares of common stock, a promissory note convertible into one million shares of Series A Preferred Stock, and a promissory note convertible for $1,276,809 convertible into an amount of preferred stock which has net to be determined (approximately 1,276,809 shares). The transaction will be recorded as follows:

Assets  purchased  from  Hotel  Movie  Network,  Inc.:
Cash                           $         5,185
Accounts  receivable                   104,046
Inventory                            1,276,809
Property  and  equipment             1,474,757
Total  assets  acquired              2,860,797

Liabilities  assumed  from  Hotel  Movie  Network,  Inc.:
Accounts  payable  and  accruals        34,188
Total  liabilities  assumed             34,188

Net  purchase  price                $2,826,809

The following unaudited pro forma summary presents the results of operations for the year ended March 31, 2003 of the Company as if the business combination had occurred on April 1, 2002.

    Revenues                       $  546,377
    Net  income  (loss)            $ (957,672)
    Earnings  (loss)  per  share       $(.03)

The above amounts are based upon certain assumptions and estimates which the Company believes are reasonable. The pro forma results do not necessarily represent results which would have occurred if the business combination had taken place at the date and on the basis assumed above.

     In July 2002 two officers of the Hotel Movie Network, Inc. contributed a note receivable valued at $1,898,072 in exchange for the issuance of 25,000,000 shares of common stock. The note consisted of funds due from an entity, which had acquired the pay-per-view operations from the officers. That entity was an unrelated party. The note contributed was valued at its predecessor cost. The note has a collateral clause securing all of the assets of the pay-per-view operations. The note was in default and the Hotel Movie Network, Inc. immediately foreclosed on the note and acquired all of the pay-per-view assets and related liabilities. The assets and liabilities were recorded at the carrying value of the note.

   3.  Inventories

Inventories  consist  of  finished  goods.

On January 20, 2003 the Company acquired inventory for $100,000 ($95,000 is included in accounts payable) in cash and 1.9 million shares of common stock.

    4.  Note  payable

The Company has a promissory note which bears interest at six percent and is unsecured. The note is due September, 2003. If the note is not paid at maturity, the unpaid balance and accrued interest shall bear interest at twelve percent.

    5.  Bond  payable

The Company has a bond payable which bears interest at ten percent and is unsecured. The bond is due July, 2003. The Company has the right to extend the bond for another year under the same terms.


    6.  Preferred  stock

The Company has 50,000,000 authorized shares of no par value preferred stock with rights and preferences as designated by the board of directors at the time of issuance. The board has designate one million shares as Series A $1 par value of which 800,000 shares have been issued and are outstanding. In order to comply with its requirement to acquire Hotel Movie Network, Inc. the board is planning to designate increase the authorization of its Series A preferred stock and to create a Series B preferred stock. These series shall be entitled to dividends proportionate to common shares that the preferred shares are convertible into common shares. In the event of liquidation, the preferred shares have a preference over the common shares.

7.  Income  taxes

There is no provision for income taxes since the Company has incurred net operating losses.

Income taxes at the federal statutory rate is reconciled to the Company's actual income taxes as follows:

                                               2003                    2002
Federal  income  tax  benefit  at
     statutory  rate  (34%)                 $(120,000)          $(322,000)
State  income  tax  benefit
     net  of  federal  tax  effect            (11,000)            (31,000)
Deferred  income  tax  valuation  allowance   131,000             353,000
                                              -------              -------
                                            $     --            $      --

The  Company's  deferred  tax  assets  are  as  follows:
Net  operating  loss  carryforward          $ 442,000           $ 353,000
Valuation  allowance                         (442,000)          (353,000)
                                             --------            --------
                                            $     --            $    --


At March 31, 2002, the Company has net operating loss carryforwards of $1.3 million which may be available to offset future taxable income through 2022.

8.  Litigation

The Company is a defendant in two lawsuits filed in May, 2003. The Company, Robert Russell and the Company's transfer agent are defendants in a lawsuit filed in May, 2003, in the District Court of Denver, State of Colorado. The plaintiff, John M. Brazier, purchased certain accounts receivable and received an assignment of a pledge of share collateral held by Grimshaw & Harring that was allegedly due and owing from the Corporation in the amount of approximately $26,000. If Plaintiff is successful, he would own and control 19,231,092 common shares currently owned by Robert Russell. In addition, the plaintiff seeks compensatory damages in the amount of approximately $350,000. The Company intend to vigorously defend this suit and has brought a third party complaint and will seek appropriate damages from various parties.


In July 2003 the Company was served with a lawsuit from William B. Krushenski in US District court for Southern District of California. The complaint seeks in excess of $75,000 on a note due and $135,000 in other damages.

9.  Going  Concern

The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has incurred losses from operations which have resulted in an accumulated deficit of $2,812,775 at March 31, 2003, which together raises substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result from the outcome of this uncertainty. Management believes that the Company will generate sufficient revenue and commissions through its licensing agreements and hotel pay-per-view to cover operating expenses in the future, although no assurance of this can be given.

10.  Merger  with  Telecommunication  Products,  Inc.

On January 23, 2002 Telecommunication Products, Inc. ("Telpro") completed its acquisition of all outstanding shares of common stock of Interleisure, S.A. ("Interleisure"), pursuant to an Agreement and Plan of Merger and Reorganization, dated as of June 25, 2001 (the "Merger Agreement"), by and among Telpro, Interleisure and the shareholders of Interleisure. Pursuant to the Merger Agreement, Interleisure was merged into Telpro, with Telpro being the surviving corporation (the "Merger").

As a result of the transaction, the former shareholders of Interleisure received
10.68 shares of Telpro common stock per for each share of Interleisure common stock. Telpro issued 21,368,160 shares of its common stock to the former Interleisure shareholders. As a result, immediately following the merger, former Interleisure shareholders held 95.0% of the then-outstanding shares of Telpro common stock.

For accounting purposes, the transaction has been treated as an acquisition of Telpro by Interleisure and as a recapitalization of Interleisure.


                                        Telecommunication Products, Inc.
                                  Unaudited Proforma Consolidated Balance Sheet
                                                 March 31, 2003


                                         Telpro        Hotel Movie    Adjustments      Consolidated
                                                 Assets
Current assets. . . . . . . . . . . . .  $   100,000   $  1,386,040                   $  1,486,040
                                                                        (1,549,304)2
Property and equipment, net . . . . . .       19,106        197,452      2,826,809 1     1,494,063
Total . . . . . . . . . . . . . . . . .  $   119,106   $  1,583,492   $  1,277,505    $  2,980,103

Liabilities and Stockholders Deficiency
Current liabilities . . . . . . . . . .  $   424,637   $     34,188        150,000 1  $    608,825
Long term liabilities . . . . . . . . .                                  2,276,809 1     2,276,809
Total liabilities . . . . . . . . . . .      424,637         34,188      2,426,809       2,810,634
                                                                        (1,898,072)2
Common and preferred stock. . . . . . .    2,507,244      1,898,072        400,000 1     2,907,244
Accumulated deficit . . . . . . . . . .   (2,812,775)      (348,768)       348,768 2    (2,737,775)
Total stockholders' equity. . . . . . .     (305,531)     1,549,304     (1,149,304)        169,469
Total . . . . . . . . . . . . . . . . .  $   119,106   $ 1, 583,492   $  1,277,505    $  2,980,103





Unaudited Proforma Consolidated Statement of Operations
Year ended March 31, 2003
                                                          Telpro       Hotel Movie    Adjustments    Consolidated
Revenues . . . . . . . . . . . . . . . . . . . . . . . .  $        0   $    546,377                  $    546,377
Cost of sales. . . . . . . . . . . . . . . . . . . . . .     407,561        407,561
Gross profit . . . . . . . . . . . . . . . . . . . . . .           0        138,816                       138,816

General and administrative . . . . . . . . . . . . . . .     787,910        487,584       (182,429) 3   1,457,923
Research and development . . . . . . . . . . . . . . . .      24,500                                       24,500

Loss from operations . . . . . . . . . . . . . . . . . .    (812,410)      (348,768)      (182,429)     (1,343,607)

Other income . . . . . . . . . . . . . . . . . . . . . .     385,935                                       385,935

Net income (loss). . . . . . . . . . . . . . . . . . . .   ($426,475)     ($348,768)     ($182,429)  $    (957,672)
Earnings (loss) per share. . . . . . . . . . . . . . . .  $                                                   (.03)
See notes to unaudited proforma financial statements


The proforma statement of operations assumes that the Hotel Movie Network transaction occurred on April 1, 2002. For the purposes of the proforma statement of operations for the year ended March 31, 2003, Telecommunication Products, Inc.'s statement of operations for the year and Hotel Movie Networks's statement of operations for the year were combined.

The acquisition of Hotel Movie Network will be accounted for by the purchase method of accounting. Under purchase accounting, the total purchase price was allocated to the tangible and intangible assets and liabilities of Hotel Movie Network based on their respective fair values as of the closing date based upon valuations and other studies.

Property  and  equipment  are being depreciated over the estimated useful lives.

Note  1

To reflect the issuance of two million common shares, Series A preferred stock and $150,000 for cash for the acquisition.

Note  2

To eliminate investment in Hotel Movie Network, Inc. against the equity accounts of Hotel Movie Network, Inc.

Note  3

To record depreciation on increase in value of assets of Hotel Movie Network, Inc. recorded using the purchase method.

   No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and, if given or made, such information or representations must not be relied on as having been authorized by Telecommunication Products, Inc. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy, by any person in any jurisdiction in which it is unlawful for such person to make such offer or solicitation. Neither the delivery of this Prospectus nor any offer, solicitation or sale made hereunder, shall under any circumstances create an implication that the information herein is correct as of any time subsequent to the date of the Prospectus.


   All dealers effecting transactions in the registered securities, whether or not participating in the distribution thereof, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters.

                        TELECOMMUNICATION PRODUCTS, INC.

                              24,400,000 Shares of
                                  Common Stock












                                  _____________

                                   PROSPECTUS
                                  _____________



                                October 29, 2003

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM  24.          INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable,

In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



ITEM  25.          OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION

The following table sets forth the various costs and expenses in connection with the sale and distribution of the common stock being registered, other than the underwriting discounts and commissions. All amounts shown are estimates except the Securities and Exchange Commission registration fee and the NASD filing fees.
                                            Amount  to
                                            Be  paid
                                            --------

     SEC  Registration  Fee                $    245
     Printing  and  Edgarizing  expenses   $  3,000
     Legal  fees  and  expenses            $ 10,000
     Accounting  fees  and  expenses       $  5,000
     Blue  Sky  Fees                       $  3,000
     Transfer  agent                       $  1,000
     Stock  certificates                   $    200
     Miscellaneous                         $  2,555

     Total                                 $ 25,000

ITEM  26.          RECENT  SALES  OF  UNREGISTERED  SECURITIES

In January 2002, we issued 19,231,092 shares of our common stock to our Chief Executive Officer, Robert C. Russell.

In January 2002, we issued 381,000 shares of our common stock to Donald E. Ranniger for $.12 per share

In January 2002, we issued 1,068,000 shares of our common stock to Indigo Consultants, Ltd.

In January 2002, we issued 1,068,000 shares of common stock to Baltic Ventures, Ltd.

In  January  2002,  we  issued 1,068 shares of our common stock to Paul Egan.

In February 2003, we issued 95,000 shares of our common stock to Worldnet Communications, Inc. for $1.00 per share.

In February 2003, we issued 835,000 shares of our common stock to Omega Funding, Inc. for $1.00 per share.

In February 2003, we issued 470,000 shares of our common stock to Christina Arenella for $1.00 per share.

In February 2003, we issued 250,000 shares of our common stock to Larry Baker for $1.00 per share.

In February 2003, we issued 250,000 shares of our common stock to Sophia Riddell for $1.00 per share.

In February 2003, we issued 1,000,000 shares of common stock to Christian LaVarone for $.20 per share.

In February 2003, we issued 2,000,000 shares of common stock to CSI Partners for $xx.

In April 2003, we issued 2,000,000 shares of common stock to Coast Communications, Inc. as part of our acquisition of Hotel Movie Network, Inc.

In April 2003, we issued 50,000 shares of our common stock to Jackie Giroux for $.20 per share.

In September 2003, we issued 4,000,000 shares of our common stock to Multimedia Technology for $.04 per share

In September 2003, we issued 2,400,000 shares of common stock to Indigo Consultants for $.04 per shar

The securities issued in the foregoing transactions were either (i) offered and sold in reliance upon exemptions from the Securities Act of 1933 ("Securities Act") registration requirements set forth in Sections 3(b) and 4(2) of the Securities Act, and any regulations promulgated thereunder, relating to sales by an issuer not involving any public offering, or (ii) in the case of certain options to purchase shares of common stock and shares of common stock issued upon the exercise of such options, such offers and sales were made in reliance upon an exemption from registration under Rule 701 promulgated under Section 3(b) of the Securities Act. No underwriters were involved in the foregoing sales of securities.



EXHIBITS


3.1 Restated Articles of Incorporation (filed as Exhibit 3.3 to the Company's Form 8-K filed on October 19, 2001 and incorporated by reference herein).

3.2 Bylaws (filed as Exhibit 3.2 to the Company's Registration Statement on Form S-18, Registration No. 2-86781-D and incorporated herein by reference).

4.1 Non-Employee Directors and Consultants Retainer Stock Plan, dated January 22, 2002 (filed as Exhibit 4.1 to the Company's Registration Statement on Form S-8 filed on January 29, 2002 and incorporated herein by reference).

4.2 Employee Stock Incentive Plan, dated January 22, 2002 (filed as Exhibit 4.2 to the Company's Registration Statement on Form S-8 filed on January 29, 2002 and incorporated herein by reference).

5.1*  Opinion of Counsel

10.1 Employment Agreement dated January 25, 2002, with Robert C. Russell (filed as Exhibit 10.1 to the Company's Form 10-KSB filed on July 1, 2002 and incorporated herein by reference).

10.2 Employment Agreement dated January 25, 2002, with Dennis H. Johnston (filed as Exhibit 10.2 to the Company's Form 10-KSB filed on July 1, 2002 and incorporated herein by reference).

10.3 Consulting Agreement between the Registrant and CSI Partners, Ltd. (filed as Exhibit 11.2 to the Company's Form 10-KSB filed on July 1, 2002 and incorporated herein by reference).

10.4 Acquisition Agreement between the Company and Coast Communications, Inc. dated March 31, 2003 (filed as Exhibit 10.1 to the Company's Form 8-K filed on April 18, 2003 and incorporated herein by reference).

10.5 Schedule 1 Employment Agreements with Paul La Barre and Ernest McKay; (filed as Exhibit 10.2 to the Company's Form 8-K filed on April 18, 2003 and incorporated by reference to 8-K filed April 18, 2003)

10.9 Promissory Note between the Company and Coast Communications, Inc. dated dated March 31, 2003 (filed as Exhibit 11.2 to the Company's Form 10-KSB filed on July 25, 2002 and incorporated herein by reference).

10.11 Agreement between the Company and Benchmark Securities, Inc., dated January 16, 2003 (filed as Exhibit 11.1 to the Company's Form 10-KSB filed on July 1, 2002 and incorporated herein by reference).


10.12 Asset Purchase Agreement between the Registrant and Omega Funding, Inc., dated January 20, 2003 (filed as Exhibit 2.1 to the Company's Form 8-K on January 31, 2003 and incorporated herein by reference).


10.13 Asset Purchase Agreement between the Registrant and Hotel Movie Network, Inc., dated March 31, 2003 (incorporated by reference to Exhibit 10 of the Form 8-K filed on April 18, 2003).

10.14 Investment Agreement between the Company and Dutchess Private Equities Fund, LP dated September 5, 2003 (filed as Exhibit 10.1 to the Company's Form 8-K on September 9, 2003 and incorporated herein by reference).

10.15 Registration Rights Agreement between the Company and Dutchess Private Equities Fund, LP dated September 5, 2003 (filed as Exhibit 10.2 to the Company's Form 8-K on September 9, 2003 and incorporated herein by reference).

10.16 Placement Agent Agreement between the Company and Park Capital Securities, LLC and Dutchess Private Equities Fund, LP dated August 28, 2003 (filed as Exhibit 10.2 to the Company's Form 8-K on September 9, 2003 and incorporated herein by reference).

23.1*  Consent of Counsel (contained in Exhibit 5.1)

23.2  Consent of Larry O'Donnell, CPA, P.C.
____________________________
*  To  be  filed  by  amendment.



UNDERTAKINGS

The  Registrant  hereby  undertakes  that  it  will:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)     Include  any  prospectus  required by Section 10(a)(3) of the Securities
Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers, and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

      (2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES
                                   ----------

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Beverly Hills, California on October 29, 2003.

                              TELECOMMUNICATION  PRODUCTS,  INC.


                        By:_ /s/ Robert C. Russell
                             ----------------------
                             Robert  C.  Russell,  President,  CEO  and Director

Each person whose signature appears below appoints Robert C. Russell as his attorney-in-fact, with full power of substitution and re-substitution, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form SB-2 of Telecommunication Products and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, herby ratifying and confirming all the said attorney-in-fact and agent or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.


     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and in the dates stated:


Signature               Title                               Date
---------               -----                               ----
/s/ Robert C. Russell
--------------------   President,  Chief  Executive
Robert  C.  Russell    Officer, and  Director               October 29,2003

/s/ Robert C. Russell
-------------------    Interim  Financial  Officer
Robert C. Russell                                           October 29,2003

/s/ Igor Loginau
-------------------    Director
Igor  Loginau                                               October 29,2003

/s/ Dennis H. Johnson
-------------------    Director
Dennis  H.  Johnson                                         October 29,2003